UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a - 101)
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Herman Miller, Inc.

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August 26, 2014

Dear Fellow Herman Miller Shareholder,

You may remember that three years ago we began our Shift strategy to diversify our growth, expand into higher margin segments and categories, and continue to enhance the Herman Miller global brand. We have made good progress toward our four shifts across the company, and I would like to take this opportunity to bring you up to date on our work, which we believe represents a significant transformation of Herman Miller.
The most exciting news, both because it represents major progress in our Shift strategy, but also because it has added a new and powerful dimension to our business, is our acquisition of Design Within Reach, the Stamford, Connecticut-based furniture retailer and authored design advocate with 2013 sales of $218 million. We concluded this acquisition in July.
Where we’re going – Our third transformation
The founder of Herman Miller, D.J. De Pree, committed himself and the company to the truth and honesty he saw in modern design in 1930. This was the first transformation of Herman Miller. We began selling “a way of living” as Gilbert Rohde, our first Design Director, put it. The second transformation of Herman Miller came in the 1960s, when we became primarily a manufacturer of systems furniture for workplaces. This change came about because, once again, we realized that the world was changing and people needed something from us that didn’t exist: a way of organizing and supporting people and technology at work. We changed ourselves and an entire industry.
We believe we are undergoing the third transformation in Herman Miller’s history. For us, change and our response to change creates opportunities, both to do well and to do good. The world hasn’t stopped changing – neither have people or what they need for happy and prosperous lives. The explosion of knowledge work in the U.S. and the move from farm to factory and office has slowed down. But it has sped up around the world. Last year China graduated more engineers than we did in the U.S. The revolution that began in the 1950s in the U.S. continues around the world.
Companies realize more and more that success depends on creativity and innovation. This has almost become a given – and will in the next decade. There is a movement toward “re-urbanization;” today, worldwide, more people live in cities than not. Why? Because of the richness and variety and connections in urban areas. How do we at Herman Miller respond? By creating those qualities in work and living and healing and learning spaces. We are offering what you might call “the Herman Miller way of living,” a combination of purpose and beauty in all the places we find ourselves throughout the day.
We believe our business is all about the people, and there must be a larger purpose behind why we come to work. Both of these conclusions take shape at Herman Miller in our belief in design as a way to solve problems and serve people.
Four shifts are our future
From Products to Solutions
Over the years our industry has started to compete more and more as if our products and services are commodities. Architects, designers, and our customers ask us all to respond to tightly crafted bid specifications that assume we offer essentially the same products, and the differences relate solely to price and details. To be frank, this is not the Herman Miller way, and it undervalues what we can and do bring to our customers. Therefore, we have decided to change the game, to reestablish ourselves as thought and innovation leaders driven by design.
Therefore, we are retooling our core business to speak to customers with fresh insights, to spur new demand, and to provide unique solutions and services. Our Living Office concept, brought to life this past June at NeoCon, where our showroom won “best of show,” is a way to help us present an entirely new “way of working.” We have also begun to transform our salesforce through a new customer resource management system and Insight Selling, which helps customers envision total solutions beyond individual products and commodity thinking. Our Performance

Environments group, which consults with our customers on a variety of workplace issues, is a good example of how we’re talking about holistic solutions for creating and managing workspace, not just selling workstations.
Of course we need innovative and well-designed products to create whole solutions – this past year we introduced several new products that specifically address the needs of new and emerging work styles and we have a full agenda of new products that will be introduced in the coming years.
From North American to Global
Our customer base is increasingly becoming global. As a result, we have reshaped our research and development agenda and process to think about our solutions as global solutions, not American solutions exported to the rest of the world. As with our exciting new chair, Mirra 2, we are developing our solutions to meet global standards, orchestrating introductions globally, and ensuring that our supply chain can make and deliver our products around the globe with the quality, speed, and variety our customers have come to expect. To support this effort, our R&D now takes place 24/7 in West Michigan, the U.K., India, and Hong Kong. We have developed a global supply chain that includes regional operational capabilities in North America, Asia, and EMEA. The acquisition of POSH has greatly strengthened our offer to customers in Asia and India.
From Office to Everywhere
Here’s our ultimate dream: a person wakes up to have her coffee in a Herman Miller chair; she takes her kids to the doctor’s office and sees a Herman Miller and Nemschoff lobby at the pediatrician’s; she goes to work in a Living Office; she meets her family for dinner in a restaurant furnished with our tables and chairs. We envision continued leadership and viability in the contract furniture industry, but we also see distinct targeted opportunities through focused market segmentation. We envision a total offering for customers to enable “a lifestyle of purpose.”
To make this dream a reality, we have been investing in new products targeted to these areas, new channels to reach these customers, and the operational and product development capabilities required to serve them. The acquisition of Colbrook, Bossom and Saunders, Nemschoff, Maharam, and Design Within Reach have given us leading brands, experienced leaders, and capabilities to serve these new areas in ways that both complement Herman Miller and increase our reach.
From Industry Brand to Industry + Consumer Brand
We want our products to appeal to individuals as well as to facility managers, hospital employees, higher education leaders, and innovators everywhere. We want people to ask for Herman Miller products in their workplaces, their learning places, and their living places. Our brand marketing presents the Herman Miller “way of living.” Naturally, the acquisition of Design Within Reach gives us great energy in this shift. With this acquisition, we have greatly expanded our reach to the consumer, our ability to develop products for consumers, and the leading market place for creating a modern lifestyle.
Why are these shifts right for Herman Miller?
We have brand permission, I believe, from customers and fans of Herman Miller to provide them solutions for where they live, work, learn, and heal. It simply feels natural for Herman Miller to be in all of these places. In fact, we have been in all of these places for most of our history, but we have not been deliberate about leading in them. Our customers have often asked us to make it easier for them to acquire and use our products and solutions to create the places of their dreams. Our focus for several years has been on developing or acquiring the capabilities to make this dream a reality. While we still have much work to do, we are getting ever closer to living up to our mission: “Inspiring designs to help people do great things.” Increasingly these great things will happen in a variety of places and around the world.
Financial Highlights from 2014
Our financial performance reflects the work we are doing to diversify our business, connect to new kinds of customers around the world, and to continue our commitment to design as a way to respond to social change. It is evidence that we are solving problems for customers and creating the means for realizing purposeful and beautiful ways of living, working, healing, and learning.

This past year, we strengthened our balance sheet by completing our plan to restructure our retirement plans, and we followed through on our commitment to enhance your returns by increasing dividends, the third increase in the past two years.
Net sales increased for the fourth consecutive year to $1.88 billion, which is an increase of 6% from the prior fiscal year. Orders for the year were $1.92 billion, an increase year over year of 8.2%. These increases were driven primarily by the acquisition of Maharam, offset by the divestiture of owned dealers. Strong margin performance coupled with effective expense management resulted in significant improvements in adjusted operating earnings (1) margin and adjusted earnings per share (1), which were equal to 8.7% of sales and $1.68 per share, respectively ((1.4)% and ($0.37) per share on a GAAP basis). We also delivered solid operating cash flows of $90.1 million, in spite of the increased cash used for termination of U.S. defined benefit pension plan.
Throughout the fiscal year, our North American business segment faced the headwind of sluggish demand from U.S. federal government and healthcare buyers. This was offset by robust business activity across the remainder of our core non-government office furniture business, which helped drive growth for the segment as a whole relative to fiscal 2013. The launch of our Living Office concept and related products have created new energy and reconfirmed our leadership in this important segment.
Our international business segment also experienced a mixed demand picture, with lagging sales in the U.K. and other European economies being more than offset by increases in China and the Middle East. We are improving our existing production capabilities and preparing for new growth in emerging markets. The integration of POSH manufacturing in China continues. We also have plans in development for India and Latin America that hold further promise for growth in those markets.
Our Specialty and Consumer segment posted solid sales growth this fiscal year, driven by the investments we've made in developing our offering across both commercial and consumer markets. The Herman Miller Collection continues to grow in reach and quality, with a number of reissued iconic designs and innovative new material options. Our alliances with Italian companies Magis and Mattiazzi are another source for new products and enhance our brand with consumers and specifiers. We have been developing our channels to market, with new shop-in-shop merchandising initiatives in the retail channel, as well as continued investment in our online marketing and fulfillment capabilities.
In April of 2013 we reached a major milestone with our acquisition of Maharam Fabric Corporation, a premier design brand in commercial interiors and recognized internationally for the highest quality textiles and wall coverings. The addition of Maharam to our Specialty and Consumer segment is a powerful strategic accelerator for our entire business on multiple levels. We instantly became a North American market leader in their core product areas, with the ability to leverage our resources to further Maharam's reach into new markets. And as I noted earlier, shortly after year-end, we announced the acquisition of Design Within Reach. We now have a significant business focused on bringing great modern design to consumers.
Board Retirements
Two long-time board contributors are retiring this fall – Jim Kackley and Dan Molhoek. Jim epitomizes financial wisdom and expertise. He has managed to maintain his independence while at the same time sharing his knowledge and experience with the financial team at Herman Miller over the past 11 years. Dan has been Secretary to the Board for 13 years, serving as a wonderful bridge between management and the Board.
Our Board is an integral part of Herman Miller’s business, and Board members and company leaders alike will miss Jim and Dan. We wish them well and thank them.
What can you expect next year?
As I have been doing for several years now, I will remind you that we cannot predict the future, and we are not perfect. We are enrolling every employee at Herman Miller in the implementation of our strategy, and we intend to implement the four shifts outlined above. A broad variety of customers served by a deep range of products and services will help us grow worldwide.

(1)	Non-GAAP measurements; see accompanying reconciliations and explanations at page 47.

We ultimately aspire to create a lifestyle brand, and we intend to grow in targeted ways. First, we will invest in areas that increase our addressable markets across focused customer segments (such as healthcare, education, small and medium business, and consumer). Second, we will expand into emerging geographic markets that offer growth potential based upon their supportive demographics. Third, we will continue to invest in innovative products, which has been a hallmark of our success for many years. And finally, we will grow through targeted acquisitions.
Perhaps most important, we are building an enormously talented and committed community of employees around the world. They are committed to the idea of Herman Miller, and they will determine the success of our plans. My team and I have real confidence in them and their abilities.
Thank you for supporting us with your investment. We are well on our way to a third great transformation at Herman Miller, and I sincerely hope you will continue be part of it.

Sincerely,
Brian C. Walker
President and Chief Executive Officer

Notice of Annual Meeting of Shareholders
The Annual Meeting of the Shareholders of Herman Miller, Inc. (the “Company”), will be held on October 6, 2014, by means of remote communication on the Internet at www.virtualshareholdermeeting.com/MLHR14, at 10:30 a.m. (EDT) for the following purposes:

1.	To elect three directors, each for a term of three years

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm

3.	To approve the First Amendment to the Herman Miller, Inc. 2011 Long-Term Incentive Plan

4.	To vote, on an advisory basis, to approve the annual compensation paid to the Company's named executive officers

5.	To transact such other business as may properly come before the meeting or any adjournment thereof

Shareholders of record at the close of business on August 8, 2014, will be entitled to vote at the meeting.
Please note that this year's Annual Shareholders' Meeting will be held via the Internet only. The accompanying proxy materials include instructions on how to participate in the meeting and the means by which you may vote your shares of Company stock.

We encourage you to vote your Proxy, at your earliest convenience, by one of the following means:

By visiting www.proxyvote.com on the Internet

And if you request paper materials
By calling (within the U.S. or Canada) toll free at 1-800-690-6903; or
By signing and returning your Proxy card

You may also vote at the meeting via the internet by visiting www.virtualshareholdermeeting.com/MLHR14 and following the instructions. Regardless of whether you expect to attend the meeting through the Internet, please vote your shares in one of the ways listed above.

By order of the Board of Directors
Daniel C. Molhoek, Secretary to the Board
August 26, 2014

Herman Miller, Inc., and Subsidiaries 5

Table of Contents

7	Solicitation of Proxies and Voting
8	Election of Directors
8	Ratification of Appointment of Independent Registered Public Accounting Firm
9	Proposal to Approve the First Amendment to the Herman Miller, Inc. 2011 Long-Term Incentive Plan
13	Proposal to Approve, on an Advisory Basis, the Annual Compensation Paid to the Company's Named Executive Officers
14	Voting Securities and Principal Shareholders
15	Director and Executive Officer Information
16	Corporate Governance and Board Matters
22	Board Committees
23	Report of the Audit Committee
24	Compensation Discussion and Analysis
34	Executive Compensation Committee Report
35	Summary Compensation Table
36	Grants of Plan-Based Awards
37	Outstanding Equity Awards at Fiscal Year-End
38	Option Exercises and Stock Vested
39	Pension Benefits
39	Nonqualified Deferred Compensation
40	Potential Payments upon Termination, Death, Disability, Retirement or Change in Control
44	Director Compensation
46	Equity Compensation Plan Information
46	Section 16(a) Beneficial Ownership Reporting Compliance
46	Certain Relationships and Related Party Transactions
47	Reconciliation of Non-GAAP Financial Measures
48	Submission of Shareholder Proposals for the 2015 Annual Meeting
48	Miscellaneous
49	Appendix I - The Herman Miller, Inc. 2011 Long-Term Incentive Plan, as Amended

6 2014 Proxy Statement

Herman Miller, Inc.
855 East Main Avenue
PO Box 302
Zeeland, Michigan 49464-0302

Proxy Statement Dated August 26, 2014

This Proxy Statement and the accompanying Proxy, which are being made available to shareholders on or about August 26, 2014, are furnished to the shareholders of Herman Miller, Inc. (the "Company," "our" or similar pronouns), in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders. This meeting will be held on October 6, 2014, at 10:30 a.m. (EDT). Please note that this year's Annual Meeting will once again be held via the Internet rather than in person.
How to Participate in the Electronic Meeting

In order to participate in this year's Annual Meeting and submit your questions during the Annual Meeting, please log on to www.virtualshareholdermeeting.com/MLHR14. You will need to enter the 12-digit control number received with your Notice or Proxy to enter the meeting.

Solicitation of Proxies and Voting

Each shareholder, as an owner of the Company, is entitled to vote on matters scheduled to come before the Annual Meeting. The use of proxies allows a shareholder to be represented at the Annual Meeting if he or she is unable to attend the meeting via the Internet.

You can vote by any of the following methods

•
Vote by Internet Before the Annual Meeting Use your computer to access the website listed on the Proxy (or the written Notice mailed to you) and, with the Proxy or Notice in hand, record your vote. The deadline for Internet voting is 11:59 p.m. (EDT) on October 5, 2014.

•
Vote by Internet During the Annual Meeting Use your computer to access the website listed on the Proxy (or the written Notice mailed to you) and, with the Proxy or Notice in hand, follow the instructions to vote during the meeting.

If you request paper materials you may also

•
Vote by Telephone Call the toll free telephone number provided with your Proxy and, with the Proxy in hand, follow the instructions. The deadline for telephone voting is 11:59 p.m. (EDT) on October 5, 2014.

•	Vote by Mail Complete, date, and sign your Proxy. Mail it in the prepaid envelope provided so that it reaches us before October 6, 2014.

If your Proxy is properly executed, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of all nominees named in the Proxy and for the proposals described in this Proxy Statement.
A Proxy may be revoked prior to its exercise by (i) delivering a written notice of revocation to the Secretary of the Company, (ii) executing and delivering a Proxy at a later date, or (iii) attending the meeting and voting via the Internet. However, attendance at the meeting does not automatically serve to revoke a Proxy.

Herman Miller, Inc., and Subsidiaries 7

Election of Directors
The Board of Directors of the Company has nominated Mary Vermeer Andringa, J. Barry Griswell and Brian C. Walker for election as directors for a period of three years until the 2017 annual meeting. Each of the nominees previously has been elected as a director by our shareholders and each of the nominees was approved by the Board following the recommendation of our Nominating and Governance Committee.
The latter portion of this Proxy Statement contains more information about the nominees. Unless otherwise directed by a shareholder's proxy, the persons named as proxy holders in the accompanying proxy will vote for the nominees named above. If any of the nominees become unavailable, which is not anticipated, the Board of Directors, at its discretion, may designate substitute nominees, in which event the enclosed proxy will be voted for such substituted nominees. Proxies cannot be voted for a greater number of people than the number of nominees named.
A plurality of the votes cast at the meeting is required to elect the nominees as our directors. Accordingly, the three individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. In an election where the only nominees are those recommended by the Board, any director who receives a greater number of votes "withheld" than those "for", will be required to tender his or her resignation under the majority voting provisions of our Board Governance Guidelines. Under those Guidelines, the Nominating and Corporate Governance Committee is required to consider the resignation and recommend to the Board whether to accept or reject the tendered resignation. The Board is required to act on the resignation no later than 90 days after certification of the shareholder vote at that meeting. The Company will publicly disclose the Board's decision whether to accept any resignation or the reasons for rejecting the resignation, if applicable.
Following this year's annual meeting of shareholders, the Board of Directors will consist of eleven directors, of which ten are independent. The maximum number of directors for the Board is thirteen. The Amended and Restated Bylaws of Herman Miller, Inc. require that directors shall be divided into three classes, each class to be as nearly equal in number as possible. Each class shall hold office until the third succeeding Annual Meeting and until their successors shall be duly elected and qualified or until their removal or resignation.

The Board of Directors recommends a vote FOR the election of each person nominated by the Board.

Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP (Ernst & Young) as our independent registered public accounting firm for the fiscal year ending May 30, 2015. Representatives of Ernst & Young will be present at the Annual Meeting of Shareholders and available to respond to appropriate questions submitted in advance. The Ernst & Young representatives will have the opportunity to make a statement if they so desire.
Although the submission of this matter for approval by shareholders is not legally required, our Board of Directors believes that such submission follows sound corporate business practice and is in the best interests of our shareholders. If our shareholders do not approve the selection of Ernst & Young, the selection of this firm as our independent registered public accounting firm will be reconsidered by the Audit Committee. This ratification of the appointment of Ernst & Young requires the affirmative vote of a majority of the votes cast on this proposal. Unless otherwise instructed by you, brokers, banks, and other street name holders will have the discretionary authority to vote your shares on this matter.

The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

8 2014 Proxy Statement

Disclosure of Fees Paid to Independent Auditors
Aggregate fees billed to us for the fiscal years ended June 1, 2013 and May 31, 2014, by our independent registered public accounting firm, Ernst & Young, were as follows:

Fiscal Year Ended	June 1, 2013	May 31, 2014
Audit Fees(1)	1,185,186	1,308,883
Audit Related Fees	—	—
Tax Fees(2)	144,933	118,613
Total	$1,330,119	$1,427,496

(1)
Includes fees billed for the audit of and accounting consultations related to our consolidated financial statements included on Form 10-K, including the associated audit of our internal controls, the review of our financial statements included in our quarterly reports on Form 10-Q, and services in connection with statutory and regulatory filings.

(2)	Includes fees billed for tax compliance, tax advice and tax planning.

Our Audit Committee has adopted a policy for pre-approving services performed by Ernst & Young and other firms. This policy requires the Committee's pre-approval of all services that may be provided by our independent registered public accounting firm and certain audit services provided by other firms. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services. All of the services provided by Ernst & Young under the captions “Audit Fees,” “Audit Related Fees,” and “Tax Fees” were approved by the Audit Committee under this policy.

Proposal to Approve the First Amendment to the Herman Miller, Inc. 2011 Long-Term Incentive Plan
In 2011, our Board of Directors adopted, and our shareholders approved, the Herman Miller, Inc. 2011 Long-Term Incentive Plan (the "Plan"). The Plan provides for the grant of a variety of equity-based awards, described in more detail below, such as stock options, including incentive stock options as defined in Section 422 of the Internal Revenue Code, as amended (the "Code"), stock appreciation rights, restricted stock, restricted stock units, performance shares, and other stock-based awards.

The Plan is intended to promote the long-term success of the Company for the benefit of our shareholders through stock-based compensation, by aligning the personal interests of Plan participants with those of our shareholders. The Plan is designed to allow selected Plan participants to participate financially in our future, as well as to enable us to attract, retain, and reward those individuals.

The Amendment and its Purpose

On July 14, 2014, our Board adopted an amendment to the Plan, subject to shareholder approval (the "Amendment"). The purpose of the Amendment is to (1) make an additional 2,000,000 shares available for issuance under the Plan, (2) modify the share usage provisions of the Plan, and (3) consolidate our 1994 Non-Employee Officer and Director Stock Option Plan (the "Director Plan") with the Plan.
As of August 8, 2014, there were 1,482,444 shares of common stock available for the grant of future awards under the Plan. As of that same date, 509,751 shares of common stock were available for option awards under the Director Plan; under the terms of the proposed Amendment those shares would be available for award under the Plan. Also, the Company's non-employee directors (as well as consultants) would be eligible to receive awards under the Plan.
If the Amendment is approved, Full Value Awards, which are defined as all awards of equity-based compensation other than stock options and stock appreciation rights, would count as the use of two shares available for issuance under the Plan for every one share of common stock subject to the award. Stock options and stock appreciation rights would continue to count as the use of one share for every one share subject to those options and rights. These share usage provisions would replace the current conditions that not more than forty percent (40%) of Plan shares may be granted as Full Value Awards and that not more than 450,000 shares may be awarded to any one participant during the term of the Plan. We believe that these new share usage provision, in lieu of these conditions, will provide greater flexibility to the Company in structuring equity-based compensation awards.

Herman Miller, Inc., and Subsidiaries 9

Proposal to Approve the First Amendment to the Herman Miller, Inc. 2011 Long-Term Incentive Plan (continued)
We also believe we have demonstrated our commitment to sound equity compensation practices. We recognize that equity compensation awards can dilute shareholder equity; therefore, we have carefully managed our equity incentive compensation to assure that the cost of equity compensation to our shareholders is reasonable in relation to the important benefits gained. Consistent with this commitment, the Plan includes the following features:

•	Contingent forfeiture of awards for certain conduct in violation of Company policies or agreements (Section 3.3)

•	"Claw-back" provision to recoup awards under specific circumstances (Section 3.4)

•	No repricing of stock options and stock appreciation rights without prior shareholder approval (Section 3.5)

•	Prohibition on certain share recycling practices (Section 4.2.d)

•	Prohibition on grants of discounted stock options and stock appreciation rights (Sections 6.4.b and 7.2.b)

Description of the Plan

The following paragraphs summarize the material features of the Plan. The full text of the Plan, as amended by the amendment approved by our Board and being submitted for approval by our shareholders, is included as Appendix I to this proxy statement.

Administration. The Plan is administered by the Executive Compensation Committee of the Board (the "Committee"), which is required to consist of no fewer than three non-employee directors, as defined in Rule 16b-3(b)(3) of the Securities Exchange Act of 1934 and each of whom must qualify as an "outside director" under Section 162(m) of the Code. The Committee determines who may participate in the Plan, the types of awards (or combinations thereof) to be granted, the number of shares of common stock to be covered by each award, the terms and conditions of any award, such as conditions of forfeiture, transfer restrictions, and vesting requirements.

Forfeiture of Awards. Awards may be subject to forfeiture by participants to the extent a participant violates or breaches any agreement between the participant and the Company or any Company policy or procedure, including the Company's Code of Conduct. Also, awards may be subject to forfeiture if a participant is terminated for cause. Awards under the Plan are subject to mandatory repayment by a participant to the extent that participant is or becomes subject to any Company clawback or recoupment policy or any law or regulation that imposes mandatory recoupment.

Types of Awards. The following types of awards may be granted under the Plan.
An "Option" is a contractual right to purchase a number of shares at a price determined at the date the option is granted. The exercise price included in both incentive stock options and nonqualified stock options must equal at least 100 percent of the fair market value of our stock at the date of the grant. The Plan prohibits the repricing of options or stock appreciation rights.
A "Stock Appreciation Right" is an award with the right to receive stock or cash of an equivalent value in an amount equal to the difference between the price specified in the stock appreciation right and the prevailing market price of the company's common stock at the time of exercise. As with options, the per share exercise price for a stock appreciation right may not be less than 100 percent of the fair market value of our stock on the date of grant.
"Restricted Stock" is an award of common stock granted to an employee for no or nominal consideration. A recipient of a restricted stock award will have all the rights of a shareholder, including the right to vote and receive dividends. In general, shares of restricted stock are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified vesting period and/or the attainment of specified Company performance objectives.
"Restricted Stock Unit" is an award representing the right to receive, in cash and/or shares of common stock, subject to certain conditions such as continuing employment and/or the achievement of specified performance or other objectives.
An "Other Stock-Based Award" is any other award that may be granted under the Plan that is valued in whole or in part by reference to or is payable in or otherwise based, on common stock.
"Performance Share" is an award of the right to receive stock or cash of an equivalent value at the end of the designated performance period upon the attainment of specified performance goals. Performance Awards are a type of award where the grant, exercise and/or settlement of such award is contingent upon the achievement of pre-established performance goals and other terms established by the Committee. The Committee may designate certain Performance Awards as qualified awards under section 162(m) of the Code, entitling the cost of such awards to be deductible by the Company for income tax purposes. Performance goals for the Performance Awards may include any of the following business criteria:

(1)    adjusted earnings;
(2)    return on equity (which includes adjusted return on equity);
(3)    earnings per share growth (which includes adjusted earnings per share growth);
(4)    basic earnings per common share;

10 2014 Proxy Statement

Proposal to Approve the First Amendment to the Herman Miller, Inc. 2011 Long-Term Incentive Plan (continued)
(5)    diluted earnings per common share;
(6)    adjusted earnings per common share;
(7)    net income;
(8)    adjusted earnings before interest and taxes;
(9)    earnings before interest, taxes, depreciation and amortization;
(10)    operating cash flow;
(11)    EVA® performance under the Company's EVA® Management System Technical Manual;
(12)    operations and maintenance expense;
(13)    total shareholder return;
(14)    operating income;

(15)
strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, new growth opportunities, market penetrations, and goals relating to the acquisitions or divestitures, or goals relating to capital-raising and capital management.

(16)    common share price; and
(17)    any combination of the foregoing.

Amendment or Termination. The Board may at any time amend, discontinue, or terminate all or any part of the Plan. No amendment may be made without shareholder approval that would increase the aggregate number of shares of common stock that may be issued under the Plan, change the definition of employees eligible to receive awards under the Plan, or otherwise materially increase the benefits to participants in the Plan. Except as required by law, the termination or any amendment of the Plan may not impair the rights of any participant, without his or her consent.

Federal Tax Consequences

The following summarizes the consequences of the grant and acquisition of awards under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

Options. Plan participants will not recognize taxable income at the time an option is granted under the Plan unless the option has readily ascertainable market value at the time of grant. Management understands that options to be granted under the Plan will not have readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an option. For Nonqualified Stock Options, the difference between the fair market value of the shares at the time an option is exercised and the option price generally will be treated as ordinary income to the optionee, in which case the Company will be entitled to a deduction equal to the amount of the optionee's ordinary income.
With respect to incentive stock options, provided certain employment and holding period conditions are met, participants will not realize income for federal income tax purposes as a result of the exercise of such options. In addition, if the shares acquired as a result of the exercise of an incentive stock option are disposed of more than two years after the date the option is granted and more than one year after the date the option was exercised, the entire gain, if any, realized upon disposition of such shares will be treated as capital gain for federal income tax purposes. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant or exercise of an incentive stock option. Exceptions to the general rules apply in the case of a "disqualifying disposition."
If a participant disposes of shares of common stock acquired pursuant to the exercise of an incentive stock option before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as "disqualifying disposition." As a result, the participant would recognize ordinary income and the Company would be entitled to a deduction in the year in which such disposition occurred. The amount of the deduction and the ordinary income recognized upon a disqualifying disposition would generally be equal to the lesser of: (i) the sale price of the shares sold minus the option price; or (ii) the fair market value of the shares at the time of exercise minus the option price. If the disposition is to a related party (such as a spouse, brother, sister, lineal descendant, or certain trusts for business entities in which the seller holds a direct or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of incentive stock options may result in an alternative minimum tax liability.

Herman Miller, Inc., and Subsidiaries 11

Proposal to Approve the First Amendment to the Herman Miller, Inc. 2011 Long-Term Incentive Plan (continued)
Stock Appreciation Rights. Upon the grant of stock appreciation right, the participant will realize no taxable income, and the Company will receive no deduction. Upon the exercise of the stock appreciation right, the value of the shares and/or cash received is generally taxable to the participant as ordinary income, and the Company generally will be entitled to a corresponding tax deduction.

Restricted Stock. Recipients of shares of restricted stock that are not "transferable" and are subject to "substantial risk of forfeiture" at the time of grant will not be subject to federal income taxes until the lapse or release of the restrictions or sale of the shares, unless the recipient files a specific election under the Code to be taxed at the time of grant. The recipient's income and the Company's deduction will be equal to the excess of the then fair market value (or sale price) of the shares less any purchase price.

Restricted Stock Units. No taxable income is realized by a participant upon the grant of a restricted stock unit award. Upon distribution of the shares subject to the award or payment of cash, the participant would recognize ordinary income based upon the fair market value of the shares at the time the stock is delivered or in the amount of cash received by the participant. The Company will be entitled to a deduction at the time and in the amount that the participant recognized ordinary income.

Performance-Based Awards. Participants are not taxed upon the grant of performance-based awards. Upon receipt of the underlying shares or cash, a participant will be taxed at ordinary income tax rates on the amount of cash received and/or the current fair market value of stock received; the Company will be entitled to a corresponding deduction.

Tax Deductibility Limitations. The Plan is intended to enable the Company to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. The Code limits the allowable tax deduction that may be taken by the Company for compensation paid to its chief executive officer and the three other highest paid executive officers (other than the CEO and the CFO). The limit is currently set at $1,000,000 per executive per year; however, compensation payable solely on the account of the attainment of performance goals is excluded from this limitation.

Adjustments for Certain Corporate Transactions

General Antidilution Adjustments. The Plan provides for the adjustment of the terms of outstanding awards in order to preserve the proportionate interest of the holders in those awards if the number of outstanding shares of the Company's common stock has increased or decreased or other changes in the Company's stock occur due to the result of any recapitalization, reclassification, stock split, adverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distributions payable in capital stock or other similar adjustments in the Company's common stock. If the Company is the surviving entity in any reorganization, merger or similar transaction with one or more entities which does not result in the change of control, any options, stock appreciation rights, restricted stock or restricted stock units will pertain to and apply to the securities to which a holder of the number of shares of common stock subject to those awards would have been entitled immediately after the transaction, with any corresponding, proportionate adjustment to the per share option price or SAR price. In addition, as a result of any such transaction, performance-based awards will be adjusted to apply to the securities that a holder of the number of shares of stock subject to such performance-based awards would have been entitled to receive immediately after the transaction.

Adjustments for Change in Control Transactions in Which Awards Are Not Assumed. Except as otherwise provided in an award agreement, upon a change in control of the Company in which the outstanding awards are not assumed or continued, awards other than performance-based awards, will be deemed to be immediately vested, or the Committee, at its election, may cancel those awards and pay the value of those awards to participants. With respect to performance-based awards under any such transaction, if less than half the performance period has lapsed, those awards will be converted into shares or similar securities assuming target performance has been achieved. It at least half of the performance period has lapsed, those performance-based awards will be converted into shares or similar securities based upon actual performance to date.

Adjustments for Change in Control Transactions in Which Awards Are Assumed or the Company is the Surviving Entity. Except as otherwise provided in an award agreement, in the event of a change in control in which the Company is the surviving entity or under which outstanding awards are assumed or continued, the Plan provides for a corresponding adjustment to the outstanding awards to preserve the intrinsic value of those awards by the Company or its successor; provided, those outstanding awards would be subject to accelerated vesting, if, within a two (2) year period following a change in control the participant's employment is terminated without cause or the participant terminates for good reason.

12 2014 Proxy Statement

Proposal to Approve the First Amendment to the Herman Miller, Inc. 2011 Long-Term Incentive Plan (continued)
Required Vote for Approval

The affirmative vote of the majority of the Company's outstanding common stock represented and voted at the annual meeting, by person or by proxy, is required to approve the proposed Amendment. Broker non-votes and abstentions will not be treated as votes cast on the proposal. Unless otherwise directed by marking the accompanying proxy the proxy holders named therein will vote for the approval of the proposed Amendment.

The Board of Directors recommends a vote FOR the approval of the proposed Plan.

Proposal to Approve, on an Advisory Basis, the Compensation Paid to the Company's Named Executive Officers
Consistent with our Board's recommendation, and as approved by our shareholders, we allow our shareholders the opportunity to vote, on an advisory and annual basis, on the compensation of our named executive officers. As a result, you are asked to vote upon the following resolution at this year's annual meeting,
“RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement for this annual meeting pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosure, is hereby APPROVED."
The Executive Compensation Committee ("Committee") has considered the results of the 2013 advisory vote on executive compensation for which more than 98% of the votes cast on that matter were voted for the approval of the compensation of our named executives as described in the 2013 Proxy Statement. Consistent with those voting results, the Committee believes that the total compensation paid to the Chief Executive Officer and the other named executive officers, as disclosed in the Compensation Discussion and Analysis, is fair and appropriate and should be approved by our shareholders. The compensation of the named executive officers is designed to vary with the results of the business and to reward consistent improvement in the results delivered to shareholders. In fiscal year 2014 changes in the base compensation of each executive officer primarily reflects changes in the benchmarking data for the position. The change in the variable element of each executive's compensation reflects our financial and related performance relative to performance criteria approved by the Committee and Board. The Committee believes that the compensation to each named executive officer as disclosed in the Compensation Discussion and Analysis is appropriate in the light of the Company's and the officer's performance during the fiscal year. In addition, each of the elements of compensation at target has been benchmarked against comparable positions.

The Board of Directors recommends a vote FOR this proposal. This vote is advisory and non-binding; however, the Board of Directors and Committee will review and consider the voting results in connection with future deliberations concerning our executive compensation program.

Herman Miller, Inc., and Subsidiaries 13

Voting Securities and Principal Shareholders
On August 8, 2014, we had 59,413,482 shares of common stock issued and outstanding, par value $.20 per share. Shareholders are entitled to one vote for each share of common stock registered in their names at the close of business on August 8, 2014, the record date fixed by our Board of Directors. Votes cast at the meeting and submitted by proxy will be tabulated by our transfer agent. As of August 8, 2014, no person was known by management to be the beneficial owner of more than five percent of our common stock, except as follows.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.	4,275,042(1)	7.20
40 E 52nd Street
New York, NY 10022
The Vanguard Group, Inc.	3,312,393(2)	5.58
PO Box 2600
Valley Forge, PA 19482

(1)
This information is based solely upon information as of June 30, 2014 contained in filings with the SEC on August 08, 2014 by BlackRock Fund Advisors and BlackRock Institutional Trust Company NA, including notice that  they have, collectively, sole voting power as to 4,138,131 shares and sole dispositive power as to 4,275,042 shares.

(2)
This information is based solely upon information as of June 30, 2014 contained in a filing with the SEC on August 11, 2014 by The Vanguard Group Inc., including notice that it has sole voting power as to 82,138 shares and sole dispositive power as to 3,235,155 shares.

14 2014 Proxy Statement

Director and Executive Officer Information
Security Ownership of Directors
The following table shows, as of August 8, 2014, the number of shares beneficially owned by each of the nominees and directors, except for Brian Walker who is reported in Security Ownership of Management below. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Mary Vermeer Andringa	47,148	0.08
David A. Brandon	10,316	0.02
Douglas D. French	15,296	0.03
J. Barry Griswell	20,807	0.04
John R. Hoke III	23,169	0.04
Lisa A. Kro	8,954	0.02
Heidi Manheimer	1,752	0.00
Dorothy A. Terrell	34,877	0.06
David O. Ulrich	75,730	0.13
Brian C. Walker	see table below
Michael A. Volkema	75,000	0.13

(1)
Shares shown for each director include the following number of shares that each director has the right to acquire beneficial ownership under stock options exercisable within 60 days: 5,519 shares for Mr. French; 25,183 shares for Ms. Terrell; and 60,163 shares for Dr. Ulrich.

(2)	Percentages are calculated based upon shares outstanding plus shares that may be acquired under stock options exercisable within 60 days.

Security Ownership of Management
The following table shows, as of August 8, 2014, the number of shares beneficially owned by each of the Named Executive Officers (NEOs) identified in the executive compensation tables of this Proxy Statement, and by all directors and executive officers as a group. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Brian C. Walker	545,595	0.92
Gregory J. Bylsma	50,464	0.08
Donald D. Goeman	89,308	0.15
Andrew J. Lock	105,005	0.18
Curtis S. Pullen	62,909	0.11
All executive officers and directors as a group (24 persons)(3)	1,275,325	2.15

(1)
Includes the following number of shares with respect to which the NEOs have the right to acquire beneficial ownership under stock options exercisable within 60 days: 246,811 shares for Mr. Walker; 24,142 shares for Mr. Bylsma; 76,755 shares for Mr. Goeman; 49,132 shares for Mr. Lock; and 29,763 shares for Mr. Pullen.

(2)	Percentages are calculated based upon shares outstanding plus shares that may be acquired under stock options exercisable within 60 days.

(3)	Included in this number are 594,004 shares with respect to which executive officers and directors have the right to acquire beneficial ownership under options exercisable within 60 days.

Herman Miller, Inc., and Subsidiaries 15

Corporate Governance and Board Matters
Board Governance Guidelines
Our Board of Directors is committed to sound and effective corporate governance practices, strong oversight of corporate risk management, ethical conduct and compensation. These practices reflect the Board's long-standing philosophy that a proper structure, appropriate policies and procedures, and reflective cultural factors provide the cornerstone to good governance. The Board documented those practices by adopting our Board Governance Guidelines ("Guidelines"). These Guidelines address director responsibilities, the composition of the Board, required Board meetings and materials, Board committee composition and responsibilities, and other corporate governance matters. Under our Guidelines, a majority of the members of our Board must qualify as independent under the listing standards of the NASDAQ National Markets requirements. Our Guidelines also require the Board to have, among other committees, an Audit Committee, an Executive Compensation Committee, and a Nominating and Governance Committee, and that each member of those committees qualifies as an independent director under the NASDAQ listing standards. Our Guidelines, as well as the charters of each of the foregoing committees, are available for review on our website at www.hermanmiller.com/governance.
The Guidelines, with respect to the position of Chief Executive Officer (“CEO”) and Chairperson, state that “the Board believes the roles of CEO and Chairperson should normally be separated. If the positions are combined, the Board will closely monitor the performance and working relationship between the CEO/Chairperson and the Board and will establish a Lead Director who acts as a liaison between directors and the CEO/Chairman and who chairs meetings of the independent directors.” Consistent with our Guidelines, the roles of CEO and Chairperson are currently separate.
The Board's Role in Risk Oversight
The Company's management annually engages in an enterprise risk management process, the key output of which is a series of risk matrices intended to identify and categorize strategic risks. The matrices also identify (1) those members of senior management who are responsible for monitoring each major risk, and (2) whether that risk is reviewed by the Board or a committee of the Board. The development of the matrices is facilitated by the Company's Business Risk Group, through discussions with executive and senior management. Management and the Business Risk Group annually review and discuss the risk assessment process and results with the Audit Committee, and if applicable, recommend what risks are being adequately addressed, directly or indirectly, on a regular basis and of what risks should be further discussed with the full Board or other committees and the appropriate form and timing of such discussions.
During the past fiscal year the Company's Business Risk Group reviewed the Company's compensation policies and practices to determine if those policies or practices are likely to have a material adverse impact on the Company. The Business Risk Group conducted its review in late 2013 and provided a report to the Committee in January 2014. In conducting its review of the plans the Committee considered both the structure of the compensation plans and the presence of risk mitigating features such as caps, multi-year earning requirements, vesting provisions and “clawbacks.” Based on the evaluation, the Committee determined that the Company's compensation policies and practices are not likely to create a material adverse impact on the Company.
Under the Company's Guidelines the Board of Directors is responsible for evaluating CEO performance, monitoring succession planning, reviewing the Company's major financial objectives, evaluating whether the business is being properly managed and overseeing the processes for maintaining the integrity of the Company with respect to its financial statements, public disclosures and compliance with laws. The Board has delegated the primary oversight for managing the risk with respect to some of these to the various board committees as described in the committee charters.
Code of Conduct
Our Board has adopted a Code of Conduct that applies to all of our employees, officers, and directors. This code also serves as the code of ethics for our CEO and senior financial officers. This code is posted on our website at http://www.hermanmiller.com/about-us/who-is-herman-miller/policies-and-legal-stuff/corporate-code-of-conduct.html. Any changes to or waivers of the code must be approved by the Board of Directors and will be disclosed. The Code of Conduct was last modified in December 2009. The Code of Conduct is reviewed annually and there were no modifications or waivers to the code in fiscal 2014. The Code of Conduct meets the requirements of the NASDAQ listing standards.
Determination of Independence of Board Members
As required by our Guidelines, our Board has determined that each of our directors, other than Mr. Walker, qualifies as an “Independent Director,” as such term is defined in the NASDAQ listing standards, and that none of those independent directors has a material relationship with the Company. The Board's determination was made as a result of its review of completed individual questionnaires addressing the nature and extent of each member's relationship with the Company and taking into consideration the definition of “Independent Director” under the NASDAQ rules. Our Board also determined that each member of the Audit Committee, Executive Compensation Committee, and Nominating and Governance Committee meets the independence requirements applicable to those committees as prescribed by the NASDAQ listing standards, and, as to the Audit Committee, the applicable rules of the Securities and Exchange Commission.

16 2014 Proxy Statement

Corporate Governance and Board Matters (continued)
Meeting Attendance
Each of our directors is expected to attend all meetings of the Board and applicable committee meetings. The Annual Meeting of Shareholders is held via the Internet, and the directors are encouraged to join the webcast. Ten of our directors did so for our Annual Shareholders' Meeting. During fiscal 2014, the Board held six meetings; each director attended at least 75 percent of the aggregate number of meetings of our Board and Board committees on which they served. Consistent with the requirements of our Guidelines, the independent members of our Board met in executive sessions, without the presence of management, at the conclusion of each regularly scheduled Board meeting.
Communications with the Board
Shareholders and other parties interested in communicating directly with one or more of our directors may do so by writing to us, c/o Corporate Secretary, 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302. The Corporate Secretary will forward all relevant correspondence to the director or directors to whom the communication is directed.
Director Nominations
Our Bylaws contain certain procedural requirements applicable to shareholder nominations of directors. Shareholders may nominate a person to serve as a director if they provide written notice to us not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's Annual Meeting of Shareholders and, with respect to any special meeting of shareholders, not later than the close of business on the 10th day following the date on which the meeting is first publicly announced or, if there is no announcement, the 10th day following the date on which the notice of that meeting was first sent to our shareholders. The notice must include (1) the name and address of the shareholder providing notice and of the person or persons nominated, including information on the securities of the Company held by those individuals, including any derivative securities, the details of which are set forth in our Bylaws, (2) a representation that the shareholder is a current record holder and will continue to hold those shares through the date of the meeting and intends to attend the meeting in person or by proxy, (3) for each proposed nominee, (a) all information relating to that person that would be required to be disclosed in a proxy statement required to be made in connection with solicitations or proxies for election of directors in a contested election pursuant to Section 14 of the Securities and Exchange Act of 1934 (including that person's written consent to be named in the proxy statement as a nominee and to serve as a director if elected), and (b) a description of all direct and indirect compensation and other material monetary arrangements existing during the past three years, as well as any other material relationships between or among the shareholders (and beneficial owner, if any) and their respective affiliates and associates and the proposed nominee and his or her respective affiliates and associates, including all information required to be disclosed pursuant to Rule 404 under Regulation S-K, and (4) the completed and signed questionnaire from each nominee with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made.
Our Nominating and Governance Committee is responsible for reviewing the qualifications and independence of the members of the Board. To meet the needs of the Company in a rapidly changing environment, the Guidelines explain that the Company requires a high-performance board of directors whose members subscribe to our values and meet the specific resource needs of the business. To that end, the Nominating and Governance Committee considers a number of factors it deems appropriate when considering candidates for the Board; such factors may include experience and knowledge of the Company's history and culture, technical experience and backgrounds such as manufacturing, design, marketing, technology, finance, management structure and philosophy, and experience as a senior executive of a public company. The Nominating and Governance Committee may also consider such factors as race and gender as well as various industry experience in annually assessing and reviewing the current slate of directors and potential director candidates as the need arises. The Nominating and Governance Committee is responsible for assessing the appropriate skills and characteristics required of Board members. These factors, and others as considered useful by the Nominating and Governance Committee or the Board, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.
Other than the procedural requirements described above, the Board has not adopted a policy with regard to the consideration of director candidates nominated by shareholders. The Board believes that all candidates, by whomever nominated, should be evaluated in the same manner and under the same standards.

Herman Miller, Inc., and Subsidiaries 17

Corporate Governance and Board Matters (continued)
Information about the Nominees and Directors
Certain information with respect to the nominees for election at the Meeting, as well as each of the other Directors, is set forth below and on the following pages, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person held during the last five years, and the year in which each person became a Director of the Company. Additional information about each continuing Director is also included that describes some of the specific experiences, qualifications, attributes or skills that each Director possesses which the Board believes has prepared them to be effective Directors.

Nominees for Election as Director For Term to Expire in 2017
	Year First Became a Director	Principal Occupation(s) During Past 5 years	Other Directorships of Public Companies held during Past 5 years

Mary Vermeer Andringa, 64	1999	President and Chief Executive Officer	None
Vermeer Corporation since February 2003

Since 1989, Ms. Andringa has been an executive officer of Vermeer Corporation, a leading manufacturer of agricultural, construction, environmental and industrial equipment located in Pella, Iowa. Ms. Andringa's tenure with Vermeer Corporation has spanned the gamut of functional expertise from marketing to international sales and acquisitions. With over thirty years of manufacturing experience, Ms. Andringa is immediate past Chair of the National Association of Manufacturers which represents over 10,000 U.S. based manufacturing entities.
Ms. Andringa's experience as a Chief Executive Officer coupled with her focused efforts on lean manufacturing and continuous improvement initiatives as well as her involvement in international product sales and distribution provides an important resource to management and the Board of Directors; accordingly, the Board recommended her nomination for re-election as a director.

J. Barry Griswell, 65	2004	President and CEO, Community Foundation of Greater	Och-Ziff Capital Management
		Des Moines July 2008 to July 2013	Group LLC
		Chairman of the Board, Principal Financial	Voya Financial Inc. (fka ING U.S. Inc.)
		Group, Inc. and Principal Life	National Financial Partners Corp.
		January 2002 to December 2008	Principal Financial Group,
Inc. and Principal Life

Mr. Griswell is the former Chairman and Chief Executive Officer of the Principal Financial Group and Principal Life, a global financial services provider which offers a wide range of insurance and financial products and services. With more than thirty years of financial services experience, Mr. Griswell was the President and CEO of MetLife Marketing Corporation prior to joining the Principal Financial Group. He is a former director of the Principal Financial Group and non-executive chairman of its board of directors. Mr. Griswell is currently a director of Och-Ziff Capital Management where he serves as the chair of the Executive Compensation Committees and serves on its Audit Committee. He also is a director of Voya Financial, Inc. where he serves on both the Audit and Executive Compensation and Benefits Committees.
Mr. Griswell's financial expertise, governance experience and service as an executive of a publicly traded corporation led the Board of Directors to recommend that he continue to serve as a director.
 make him a key contributor to the Board of Directors.

Brian C. Walker, 52	2003	President and Chief Executive Officer	Briggs & Stratton Corporation
Herman Miller, Inc. since July 2004

Since 2004, Mr. Walker has served as President and Chief Executive Officer of the Company. Previously, he held other executive leadership positions with the Company having served as the Chief Operating Officer of Herman Miller Inc., President of Herman Miller North America and Chief Financial Officer. Mr. Walker is a Certified Public Accountant and serves as the lead director and chairs the Compensation Committee of Briggs & Stratton Corporation.
Mr. Walker is the only member of Company management on the Board of Directors, which provides an important link to the Company's ongoing business operations and challenges. Moreover, Mr. Walker's knowledge of the Company's history and culture, operational and executive leadership roles with the Company, accounting acumen and governance experience contributed to his recommendation by the Board for continued service as a director.

18 2014 Proxy Statement

Corporate Governance and Board Matters (continued)

Directors Whose Terms Expire in 2016
Name and Age	Year First Became a Director	Principal Occupation(s) During Past 5 years	Other Directorships of Public Companies held during Past 5 years

Lisa A. Kro, 49	2012	Co-Founder, Managing Director and CFO	Famous Dave's of America
		Mill City Capital L.P. since April 2010
		Managing Director and CFO, Goldner Hawn Johnson & Morrison
		September 2004 to March 2010

Ms. Kro, a Certified Public Accountant, is a founding partner of Mill City Capital, L.P., where she is Chief Financial Officer and Managing Director. From September 2004 to March 2010, Ms. Kro was the Chief Financial Officer and a Managing Director of Goldner Hawn Johnson & Morrison. Prior to joining Goldner Hawn she was a partner at KPMG LLP, an international public accounting firm.
Ms. Kro's service in auditing as well as her experience in the finance and capital environments enables her to contribute to a number of financial and strategic areas of the Company. Her experience on other boards, including service as the financial expert of the audit committee of another publicly traded company, brings an additional level of oversight to the Company's financial accounting controls and reporting.

Dorothy A. Terrell, 69	1997	Founder and Managing Partner, FirstCap Advisors	General Mills, Inc.
		since October 2010
		Venture Partner, First Light Capital
		from April 2003 to 2010

Ms. Terrell is the Founder and Managing Partner of FirstCap Advisors, a venture capital and advisory firm committed to helping innovative technology companies move successfully through the critical early stages of product and business development. Prior to this she was a Partner at First Light Capital, a venture capital fund investing in early stage products and service companies in enterprise software and integration, communications and business-to-business e-commerce. Concurrent with her service to First Light Capital, she was President and CEO of the Initiative for a Competitive Inner City, a national not-for-profit organization. Ms. Terrell has over twenty-five years of experience in the technology industry. At NMS Communications she was Senior Vice President of Worldwide Sales and concurrently President of Platforms & Services Group. She was also a Corporate Officer at Sun Microsystems, Inc. and President of its subsidiary, SunExpress.

Ms. Terrell's experience as a senior executive, her knowledge and service in the technology arena and service to other boards make her an important resource as a member of the Board of Directors.

David O. Ulrich, 60	2001	Professor, University of Michigan since 1982	None

Dr. Ulrich is the Rensis Likert Collegiate Professor of Business Administration at the University of Michigan. He also provides counsel to more than half of the Fortune 200 companies, focusing on strategic management and competitive advantage issues as well as human resource management, leadership culture and talent. He has published twenty-five books and hundreds of articles on these and related topics.

Dr. Ulrich's academic research and consulting on strategic management and other business issues, among other factors, allows him to provide valuable input to management and the Board of Directors.

Michael A. Volkema, 58	1995	Chairman of the Board, Herman Miller, Inc.	Wolverine Worldwide, Inc.
since October 2000

Mr. Volkema has been Chairman of the Board of Directors of Herman Miller, Inc. since 2000. He also served as CEO and President of the Company. Mr. Volkema has more than twenty years of experience as a senior executive in the home and office furnishings industry. This experience includes corporate leadership, branded marketing, international operations, and public company finance and accounting through audit committee service.

Mr. Volkema is a key contributor to the Board based upon his knowledge of the Company's history and culture, operational experience, board governance knowledge, service on boards of other publicly held companies and industry experience.

Herman Miller, Inc., and Subsidiaries 19

Corporate Governance and Board Matters (continued)

Directors Whose Terms Expire in 2015
Name and Age	Year First Became a Director	Principal Occupation(s) During Past 5 years	Other Directorships of Public Companies held during Past 5 years

David A. Brandon, 62	2011	Athletic Director, University of Michigan	Domino's Pizza, Inc.
		since March 2010	DTE Energy Company
		Chairman & CEO, Domino's Pizza, Inc.	Kaydon Corporation
		March 1999 to March 2010	The TJX Companies
			Burger King, Corp.

Mr. Brandon is the Director of Intercollegiate Athletics at the University of Michigan, where he has served since March 2010. Prior to that he served as Chairman and Chief Executive Officer of Domino's Pizza, Inc., an international pizza delivery company operating over 9,000 stores in over 60 countries. Mr. Brandon was also President and Chief Executive Officer of Valassis, Inc. from 1989 to 1998 and Chairman of its Board of Directors from 1997 to 1998.

Mr. Brandon's 22 years of experience as a Chief Executive Officer of two publicly-traded companies, his experience in global brand management and his for-profit and non-profit board service bring a unique perspective to the Board of Directors.

Douglas D. French, 60	2002	Managing Director, Santé Health Ventures	None
		since June 2007

Mr. French has served as the founding partner of Santé Health Ventures, an early-stage healthcare venture fund since 2007. Prior to joining Santé Health Ventures, he served as the President and Chief Executive Officer of Ascension Health, the largest not-for-profit health system in the U.S. Mr. French has also served as CEO for St. Mary's Medical Center and St. Vincent Health System, both of midwest Indiana. He has more than three decades of health management experience including serving as a director for numerous public and private companies.
Mr. French's governance experience, as well as his leadership roles and expertise in the health management industry, provides a valuable resource to management and the Board of Directors.

John R. Hoke III, 49	2005	Vice President, Nike Global Design,	None
		since January 2010
		Vice President, Footwear Design, Converse, Inc.
		March 2008 to January 2010

Since joining Nike, Inc. in 1993, Mr. Hoke has led the communication of Nike's culture of creativity internally and externally. He is currently the Vice President of Global Design inspiring and overseeing an international team of designers. Mr. Hoke also serves as a director to several not-for-profit organizations relating to art and design.
Mr. Hoke's design expertise, both domestically and internationally, including his leadership role in a major, global enterprise, brings additional, insightful perspective to our Board discussions and decisions.

20 2014 Proxy Statement

Corporate Governance and Board Matters (continued)

Directors Whose Terms Expire in 2015 (continued)
Name and Age	Year First Became a Director	Principal Occupation(s) During Past 5 years	Other Directorships of Public Companies held during Past 5 years

Heidi Manheimer, 51	2014	Chief Executive Officer, Shiseido Cosmetics America	None
		since 2006

Ms. Manheimer has served as the Chief Executive Officer of Shiseido Cosmetics America, a global leader in skincare and cosmetics, since January 2006, as President of U.S. Operations from April 2002 to January 2006 and as Executive Vice President and General Manager from September 2000 to April 2002. Prior to that she spent seven years at Barney's New York and seven years at Bloomingdales in the beauty care divisions rising to senior leadership positions within each company. Ms. Manheimer currently sits on the Board of Directors of Burton Snowboards having been appointed in June 2006. For many years she has served on nonprofit and trade association boards and was elected Chairwoman of the Cosmetic Executive Women Foundation in January 2014. Ms. Manheimer was appointed to the Herman Miller Board of Directors on January 17, 2014.

Ms. Manheimer’s extensive experience as a senior executive in the retail industry, experience with both e-commerce and international business practices and service as a board member for both profit and nonprofit businesses led the Board of Directors to appoint her as a director in fiscal year 2014.

The Nominating and Governance Committee has not received any recommended nominations from any of our shareholders in connection with our 2014 Annual Meeting. The nominees who are standing for election as directors at the 2014 Annual Meeting are incumbent directors, and each nominee was recommended by the Committee.

Herman Miller, Inc., and Subsidiaries 21

Board Committees
Our Board has four standing committees. Committee responsibilities are detailed in written charters. These charters are available on our Internet website at www.hermanmiller.com/charters. The committees are as follows:
Nominating and Governance Committee
We have a Nominating and Governance Committee comprised of Dorothy A. Terrell (chair), Mary V. Andringa and David O. Ulrich. The Nominating and Governance Committee develops and recommends to the Board governance standards and policies and board compensation including that of the Chairman of the Board. In addition, the committee identifies and recommends to the Board candidates for election to the Board. The Committee met four times during the last fiscal year.
Audit Committee
We have an Audit Committee comprised of Lisa A. Kro (chair), Douglas D. French and James R. Kackley. Ms. Kro is qualified as and serves as the “Audit Committee financial expert” within the meaning of the applicable SEC regulations. This committee, composed entirely of independent directors under the applicable listing standards of the NASDAQ listing requirements, as well as the requirements of the Sarbanes-Oxley Act of 2002, is responsible for overseeing management's reporting practices, internal controls and risk management on behalf of the Board of Directors. The Committee is also responsible for appointing, approving the compensation of, and overseeing our independent registered public accounting firm. The Audit Committee met eight times during the last fiscal year.
Executive Compensation Committee
We have an Executive Compensation Committee comprised of J. Barry Griswell (chair), David A. Brandon and John R. Hoke III. The Executive Compensation Committee recommends to the Board the annual executive incentive plan and the annual remuneration of our Chief Executive Officer and President, approves the annual remuneration and executive incentive plan for the other executive officers, approves the grants of employee stock options and other equity awards, and acts as the administrative committee for our equity-based compensation plans. A description of the Committee's processes and procedures for the consideration and determination of executive and director compensation is set forth under the caption “Compensation Disclosure and Analysis -The Executive Compensation Committee” below in this Proxy Statement. The Committee met four times during the last fiscal year.
Executive Committee
We have an Executive Committee comprised of Michael A. Volkema (chair), J. Barry Griswell, Lisa A. Kro and Dorothy A. Terrell. The Executive Committee acts from time to time on behalf of the Board in managing our business and affairs (except as limited by law or our Bylaws) and is delegated certain assignments and functions by the Board of Directors. The Committee met four times during the last fiscal year.
Executive Compensation Committee Interlocks and Insider Participation
No member of the Executive Compensation Committee is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party except as noted under Certain Relationships and Related Party Transactions. In addition, no current executive officer of the Company has ever served as a member of the Board of Directors or Compensation Committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

22 2014 Proxy Statement

Report of the Audit Committee
The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of the company; the audits of the company’s financial statements and management’s assessment of the company’s internal controls; the qualifications of the public accounting firm engaged as the company’s independent registered public accounting firm; and the performance of the company’s internal auditors and independent registered public accounting firm. The Committee’s function is more fully described in its charter, which the Board has adopted and is available on the Company's web site at http://www.hermanmiller.com/content/dam/hermanmiller/documents/investors/audit_committee_charter.pdf. The Committee reviews the charter on an annual basis. The Board annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that each member of the Committee meets that standard.
Management is responsible for the preparation, presentation, and integrity of the company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The company’s independent registered public accounting firm, Ernst & Young, LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. Ernst & Young, LLP is also responsible for auditing and providing an opinion on the effectiveness of the company’s internal control over financial reporting.
We have reviewed–and discussed with management and Ernst & Young, LLP–the company’s audited financial statements for the year ended May 31, 2014, management’s assessment of the effectiveness of the company’s internal controls over financial reporting, and Ernst & Young, LLP’s evaluation of the company’s internal controls over financial reporting.
We have discussed with Ernst & Young, LLP the matters required to be discussed under Public Company Accounting Oversight Board Auditing Standard No. 16 – Communications with Audit Committees.
We have received and reviewed the written disclosures and the letter from Ernst & Young, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst and Young LLP's communications with the Audit Committee regarding independence and we have discussed with Ernst & Young, LLP their independence including a consideration of the compatibility of non-audit services with their independence.
Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the company’s Form 10-K Report for the year ended May 31, 2014, and we selected Ernst & Young LLP as the independent auditor for fiscal year 2015. The Board is recommending that shareholders ratify that selection at the annual meeting.

Lisa A. Kro (chair)	Douglas D. French	James R. Kackley

Herman Miller, Inc., and Subsidiaries 23

Compensation Discussion and Analysis
Executive Summary

Fiscal Year 2014 Company Performance
The Company continued to make significant progress in 2014 toward our long-term vision and financial objectives: delivering on our strategy for diversified growth, expanding into higher margin segments and categories, and continuing to enhance the Herman Miller global brand.
In addition to meaningful progress on our long-term objectives we achieved increased sales and orders for the fourth consecutive year. Strong margin performance coupled with effective expense management resulted in significant improvements in adjusted operating earnings percentage and adjusted earnings per share which are discussed elsewhere in this Proxy. We also strengthened our balance sheet by completing our plan to restructure our retirement plans and we increased dividends, the third such action in the past two years.
At the 2013 annual shareholders’ meeting our shareholders overwhelmingly approved, on an advisory basis, the compensation paid to executives. The Board Executive Compensation Committee (Committee) believes that the performance of the executive compensation programs during 2014 was consistent with our compensation philosophy and objectives, as described below, and is appropriate in light of the Company's overall performance.
Our shareholders will have the opportunity to cast an advisory “Say on Pay” vote at this year’s annual meeting as well.

Compensation Philosophy
The goal of our compensation philosophy is to allow for an appropriate level of risk and a corresponding compensation reward within a range that bears a relationship to the competitive market, to the responsibilities of the employee and to the performance of the employee and Company. Consistent with this philosophy, the key objectives of our executive compensation program are to:

•	Link a material portion of executives' total annual compensation directly to the Company's performance

•	Reinforce our values, build corporate community, and focus employees on common goals

•	Align the interests of executives with the long-term interests of shareholders

•	Attract, motivate, and retain executives of outstanding ability

Role of the Committee
The Committee is comprised of three directors, each qualifying as an independent director under NASDAQ's listing requirements. The Board has determined that each member of the Committee also meets the definition of independence under Herman Miller's corporate governance guidelines and further each member qualifies as a non−employee Director for purposes of Rule 16b−3 under the Securities Exchange Act of 1934.
The Committee's primary functions are to oversee the compensation philosophy and strategy, to determine or recommend the compensation of company officers, including the NEOs, and to act as the Administrative Committee for the Company's executive compensation plans.
The Committee is responsible for recommendations to the full Board with respect to all aspects of the annual compensation of the Company's President and Chief Executive Officer. The Committee, based upon recommendations from our CEO, approves the annual compensation for all other Corporate Officers covered by Section 16 of the Securities Exchange Act of 1934 including the NEOs (Corporate Officers). Our President and Chief Executive Officer establishes the base salary of all other Company executives. The Committee establishes any performance objectives for the Executive Incentive Cash Bonus Plan and our equity-based compensation plans, which cover the President and Chief Executive Officer, Corporate Officers, and executive employees of the Company.
The Committee does not set compensation for the Board of Directors. The Nominating and Governance Committee is responsible for reviewing, and recommending to the Board of Directors, the amount and form of payment of director compensation.

Role of the External Compensation Consultants
The Committee has the authority and sole discretion to select independent compensation consultants, legal consultants and other advisors to provide it independent advice. During fiscal 2014, the Committee retained Pearl Meyer & Partners (Pearl Meyer) as independent compensation consultants to the Committee with respect to the compensation paid to our Corporate Officers. Pearl Meyer was not permitted to provide other consulting services to the Company. The independent services, which Pearl Meyer provided to the Committee, included reviewing the elements of compensation of the President and Chief Executive Officer, as well as the other Corporate Officers and comparing those elements to the Company's compensation philosophy and objectives and to market practices. Pearl Meyer concluded that our compensation program established for those officers is consistent with the Company's compensation philosophy and objectives as well as with market practices.
The Company in fiscal 2014, with the approval of the Committee, retained Meridian Compensation Partners LLC to provide marketplace compensation data and compensation consulting services to management for employees other than the Corporate Officers and, from time to time, other specialized work as may be required, such as conducting a review of retirement or other benefit programs.

24 2014 Proxy Statement

Compensation Discussion and Analysis (continued)
Compensation Discussion

Overview of Compensation Program
The compensation program is intended to provide executives, who are judged to perform their duties at a proficient level, with compensation that approximates the market median compensation for their position based upon the data provided by our independent compensation consultants (as described in the section on Benchmarking of Compensation). The compensation program is also intended to have the portion of a corporate officer's compensation determined by the Company's performance increase as the responsibility and authority of the corporate officer increases. The Committee believes that the compensation program, through the use of base salary, annual incentive cash bonus and long-term incentives, operates in a manner consistent with these objectives and rewards performance that generates both consistent and long-term enhancement of shareholder value.
The Committee is responsible for establishing the executive compensation programs at Herman Miller, Inc. The Committee seeks to ensure that the compensation paid to the Company's Corporate Officers is fair, reasonable, competitive and consistent with our compensation philosophy.
The Company is required to provide information regarding our compensation policies and decisions for our President and Chief Executive Officer (CEO), Chief Financial Officer (CFO), and the three other most highly compensated executive officers. We refer to our CEO, CFO and the other highly compensated executive officers, for whom disclosure is required, collectively as our “Named Executive Officers” or “NEOs.” This Compensation Discussion and Analysis is intended to provide information regarding, among other things, the overall objectives of our compensation program and each element of compensation provided to the NEOs.

The NEO’s for fiscal 2014 are listed in the following table:

Name	Title
Brian Walker	President and Chief Executive Officer
Greg Bylsma	Executive Vice President and Chief Financial Officer
Don Goeman	Executive Vice President, Research, Design and Development
Andy Lock	Executive Vice President and President of Herman Miller International
Curt Pullen	Executive Vice President and President of Herman Miller North America

Benchmarking of Compensation
To ensure that executive compensation is competitive, the Committee uses marketplace compensation data to compare our compensation programs to general market pay practices. The Committee in 2014 also adopted a specific peer group for use in both benchmarking compensation and for measuring performance under the Relative TSR Performance Share Unit Awards (the members of the peer group are listed in the Additional Compensation Information, Peer Group section later in the CD&A). This peer group includes both direct competitors of the Company as well as comparable companies in other industries. The Committee believes the competitive market for executive talent in which the Company operates is the general corporate talent market, not just the office furniture or West Michigan talent markets. The Committee also believes that it is important to use the same peer group for both benchmarking compensation and measuring performance under the Relative TSR Performance Share Units.
Pearl Meyer used the peer group information along with the following survey sources when analyzing fiscal 2014 market competitiveness pay levels of Corporate Officers; Towers Watson Executive Compensation Database, Aon Hewitt Executive Total Compensation Database, Mercer Executive Database and Equilar Survey (collectively these are referred to as “Survey Data”). The Survey Data is used to determine competitiveness of base pay, cash incentive bonus and long term incentive awards. Pearl Meyer uses a regression analysis and aging to make allowances for time differences in the data and to align the data so that it is representative of companies having revenues equivalent to the operations managed by our individual Corporate Officers.
Pearl Meyer and Meridian Compensation Partners provided the Committee with benchmarking data, market practices and trends, peer group selection and pay for performance evaluation information to provide appropriate context for the Committee's deliberations. Our CEO makes recommendations to the Committee regarding the compensation package for each of the Corporate Officers (other than himself). The CEO's recommendations with respect to Corporate Officers are based on the Pearl Meyer information, his evaluation of the individual's performance, the Company's performance and other factors. The Committee's approval of the CEO's recommendations as to the compensation of Corporate Officers (other than the CEO) is based upon the Committee's review of the information from Pearl Meyer relative to market pay, advice from Pearl Meyer and their own judgment, including their judgment on the relative performance of both the Company and its executives. Based upon these same factors relative to the CEO's performance, the Committee makes a recommendation to the full Board for the CEO's compensation. The Board of Directors determines the compensation of the CEO.

Herman Miller, Inc., and Subsidiaries 25

Compensation Discussion and Analysis (continued)
Pearl Meyer compares the base salary, target total cash and target total direct compensation of each Corporate Officer to the 25th, 50th (market median) and 75th percentile of the Survey Data for a comparable benchmark position. Positions are benchmarked based upon comparability of responsibilities and the annual revenues of the operations managed.

Elements of the Compensation Program
Our Corporate Officer compensation package includes five distinct elements:

•	Base Salary

•	Annual Executive Incentive Cash Bonus

•	Long-Term Equity Incentives

•	Retirement and Health Benefits

•	Other Executive Compensation Plans

An executive’s total cash compensation is comprised of both base salary and annual executive incentive cash bonus. An executive’s total direct compensation is comprised of base salary, annual executive incentive cash bonus, and long-term equity incentives. It is the Company's goal to align the compensation packages with prevailing market rates. The alignment is accomplished primarily through adjustments to each Corporate Officer's total direct compensation.

Each element of total direct compensation is benchmarked to the prevailing market and the peer group; however, globally, in certain circumstances, local practices related to long-term incentives and bonuses may be significantly different than those applicable to the Company as a whole. In those circumstances, the Company emphasizes consistency in the application of its long-term incentive programs and adjusts base and bonus so as to maintain total direct compensation in an amount that is consistent with the Company's compensation philosophy. As noted above, our compensation program is intended to provide executives who are judged to perform their duties at a proficient level with a total direct compensation package that approximates the market median compensation for such position based upon the data provided by Pearl Meyer. However, because of the performance based nature of the Annual Executive Incentive Cash Bonus and the Long-Term Equity Incentives, actual compensation of the NEOs may vary from market rates, from year to year.

The Committee determined that the total direct compensation for each NEO for fiscal 2014, and as approved for fiscal 2015, is within the benchmarked range, given the NEO's performance, position and the Company's performance.

Base Salary
The CEO evaluates each of the Corporate Officers annually and makes recommendations to the Committee for base salary. The base salary of the CEO is set by the Board of Directors. In general, but subject to individual circumstances, base salaries reflect market rates for comparative positions and the NEO's historical level of proficiency and performance. The base salary of NEOs assessed by the CEO and the Committee to be proficient, is generally targeted at the market median of the published Survey Data. The base compensation of NEOs with less experience in general would be below the market median and those judged to be performing at a level higher than proficient generally would be above the market median. The Committee in each circumstance uses its judgment and experience in setting the specific level of base salary relative to the general market median data.

Base Salary in Fiscal 2014
The Committee and Board of Directors granted merit increases for fiscal 2014 to the Company's employees, including the NEOs. Each of the base salaries of our NEOs were within the range established for their performance and position. Salary changes went into effect July 15, 2013.

•
Brian Walker, President and Chief Executive Officer: The Board of Directors approved an increase in the base salary of Mr. Walker to $840,000 (5.0%), which reflects the Board's determination that he had made a significant contribution in managing the Company’s improved operating results and in continuing implementation of the Company's long term strategy.

•
Greg Bylsma, Chief Financial Officer: The Committee approved an increase in the base salary of Mr. Bylsma to $395,000 (5.3%), which reflects his accelerated progress in gaining experience and effectiveness as Chief Financial Officer and his added responsibilities in connection with managing the Company’s operations.

•
Don Goeman, Executive Vice President, Development and Design: The Committee approved an increase in the base salary of Mr. Goeman to $300,000 (5.3%). The increase reflects Mr. Goeman’s key role in ensuring that Herman Miller maintains its position as a leader in innovation and design.

26 2014 Proxy Statement

Compensation Discussion and Analysis (continued)

•
Andy Lock, President of Herman Miller International: The Committee approved an increase in the base salary of Mr. Lock to $385,000 (2.6% - the percentage increase of which is measured in pounds sterling). This increase reflects Mr. Lock's development in his role as President of Herman Miller International, his continued accelerated implementation of the Company's international strategy as well as the performance of the international business.

•
Curt Pullen, President of Herman Miller North America: The Committee approved an increase in the base salary of Mr. Pullen to $395,000 (5.3%). This increase reflects the Committee's determination that he had continued to grow in his role and that his performance helped drive an increase in the Company's North American market share.

Base Salary in Fiscal 2015
The Committee and Board of Directors approved the following changes in the base salaries of the NEO’s for fiscal 2015.

•
Brian Walker, President and Chief Executive Officer: The Board of Directors approved an increase in the base salary of Mr. Walker to $875,000 (4.2%), which reflects the Board’s continuing recognition of Mr. Walker’s significant contributions to the Company’s performance.

•
Greg Bylsma, Chief Financial Officer: The Committee approved an increase in the base salary of Mr. Bylsma to $407,000 (3.0%), reflecting his contributions as Chief Financial Officer and his continued oversight and progress in Company operations.

•
Don Goeman, Executive Vice President, Development and Design: The Committee approved an increase in the base salary of Mr. Goeman to $315,000 (5.0%). This increase reflects the Committee’s determination that Mr. Goeman's leadership role in developing environments to support emerging landscapes and the living office is vital to the execution of Herman Miller’s strategy.

•
Andy Lock, President of Herman Miller International: The Committee approved an increase in the base salary Mr. Lock to $395,000 (2.6% - the percentage increase of which is measured in pounds sterling). This increase reflects Mr. Lock's progress in achieving the operational goals of Herman Miller International.

•
Curt Pullen, President of Herman Miller North America: The Committee approved an increase in the base salary of Mr. Pullen to $407,000 (3.0%). This increase reflects Mr. Pullen’s role in achieving the exceptional performance for the Company's North American market share.

Each of the base salaries set for the NEOs by the Committee were within the range established for their performance and position.

Annual Executive Incentive Cash Bonus
The annual executive incentive cash bonus for the Corporate Officers is paid pursuant to the Executive Incentive Cash Bonus Plan. This plan is intended to link annual incentive compensation to the creation of shareholder value. The Executive Incentive Cash Bonus Plan provides for the annual payment of a cash bonus (Incentive Cash Bonus) to selected executives based upon the performance of the Company (and in some cases various business units and/or functional goals) during the fiscal year. The annual Incentive Cash Bonus is reported in the Summary Compensation Table under the column titled “Non-equity Incentive Plan Compensation.” Payments are made following the end of the fiscal year.
The primary measure of performance for the Incentive Cash Bonus is EBITDA, which represents the Company’s earnings before interest, taxes, depreciation and amortization. The Committee at the beginning of each fiscal year establishes a target bonus pool amount representing the amount of Incentive Cash Bonuses that may be paid under the Plan if the Company achieves the EBITDA amount contained in the Company’s annual financial plan as approved by the Committee and the Board. The Committee also establishes a target bonus for each participant, expressed as a percentage of base salary, the target amount of EBITDA for the Company and the amount of variation from target EBITDA which would result in either a doubling of the target bonus or no bonus, referred to as maximum and threshold performance, respectively. The target EBITDA and the interval used for maximum and threshold performance are the three points which are used to determine the slope of the bonus factor line. The actual bonus factor paid to an employee represents a point on the line.
The Committee sets the EBITDA targets annually. The Committee also establishes annually any Incentive Cash Bonus targets based upon divisional, functional or operational EBITDA or other goals for each participant. The Incentive Cash Bonus earned by participants is expected over time to average 100% of his or her individual target. The target Incentive Cash Bonus percentage for the NEOs generally is set so that the incentive cash bonus at on-target performance will equal 100% of the market median bonus amount for comparable positions as shown in the Survey Data, although as explained earlier, base pay and bonus may be adjusted in order to maintain total compensation in an amount that is consistent with our compensation philosophy. The Committee believes that this use of Incentive Cash Bonus is consistent with the objective of making compensation for senior Corporate Officers more variable with the Company's performance.
The Committee is responsible for administering all elements of the Executive Incentive Cash Bonus Plan, except those elements of the plan relating to the CEO (including target percentage payment), which are approved by the Board. The Committee approves participants in the Plan, the target payment percentage and the plan EBITDA goals. The Audit Committee at the end of each fiscal year approves the calculation of EBITDA results for the year and the EBITDA change from the previous year and the resulting bonus factor. The Committee certifies the use of the bonus factor for use in the Incentive Cash Bonus calculation.

Herman Miller, Inc., and Subsidiaries 27

Compensation Discussion and Analysis (continued)
Incentive Cash Bonus for Fiscal 2014
Targeted EBITDA for 2014 was $213 million. The dollar amount of variance between actual EBITDA for the fiscal year and the plan amount (Interval) necessary to achieve either maximum performance or threshold was $42.6 million. Accordingly, actual EBITDA of $255.6 million would result in the doubling of the target cash bonus; no bonus would have been paid if EBITDA was less than $170.4 million.
The Committee also approved basing a portion of certain NEO's incentive cash bonus on functional goals or business unit operating results. The payment target percentage for our CEO and NEOs are listed below. The incentive cash bonus for Brian Walker and Greg Bylsma remained 100% based upon consolidated EBITDA for the entire Company. The incentive cash bonus for Don Goeman, Andy Lock, and Curt Pullen were 25% based upon the modified EBITDA driven metrics of their respective business units and functional goals; and 75% upon the consolidated EBITDA. Vertical market and functional unit EBITDA goals were then limited such that they respectively could not exceed the lesser of 200% or the corporate EBITDA multiple plus 100 basis points in the case of Andy Lock and Curt Pullen and the corporate EBITDA multiple plus 50 basis points in the case of Don Goeman. The Committee believes that the Incentive Cash Bonus target percentages reflect the appropriate market information provided by the published Survey Data and are within the appropriate range for each NEO.
For fiscal 2014, the Company's EBITDA (as adjusted in the manner described below) was 0.8964 of target EBITDA. The Committee believes that the incentive plan calculation should be focused on and reward for EBITDA resulting from operating performance. Therefore, the annual calculation of EBITDA for incentive plan purposes is subject to various adjustments to minimize the impact of non-operating results. For fiscal 2014, the EBITDA performance for incentive purposes has been adjusted to reflect the following:

Description	Adjustment to EBITDA ($ millions)	Rationale for the Adjustment
1. Pre-tax restructuring expense relating to changes made to the Company's Healthcare channel and Geiger manufacturing operation	$1.1
Board approved restructuring actions are not included in the calculation of adjusted EBITDA to help ensure management’s near-term compensation goals are not in conflict with the long-term strategic objectives of the business. Instead, it will be amortized over a 5 year period and such amortization will be included in the calculation.

2. Pre-tax impairment expense relating to the carrying values of certain intangible trade name assets	$21.4
The Committee determined it is reasonable to exclude these non-cash impairment charges from the calculation on the basis that, in the aggregate, these charges have been offset over time (including both prior fiscal years and item 3. below) by adjustments to contingent liabilities relating to the underlying financial performance of the business. Further, the Committee has consistently excluded the favorable income statement impact of these adjustments from the determination of executive cash bonus payouts.

3. Pre-tax gain relating to the reduction of a contingent consideration liability associated with targeted sales growth of a previously acquired business	$2.6	This pre-tax gain is excluded from the calculation. See comments under item 2. above.
4. Pre-tax expense associated with the amortization of costs capitalized under GAAP purchase accounting rules in connection with the acquisition of Maharam inventories	$1.4
These expenses resulted from the required “step-up” in valuation of inventories during the purchase accounting process. The Committee determined it is appropriate to treat these expenses as a form of amortization for purposes of calculating EBITDA.

5. Pre-tax expenses associated with the termination of the Company's domestic defined benefit pension plans	$164.4
In conjunction with the Company's strategy to terminate its primary domestic defined benefit pension plans as approved by the Board three years ago, the Committee determined that the non-cash expenses resulting from the pension termination process would be excluded from the bonus calculation when incurred.

28 2014 Proxy Statement

Compensation Discussion and Analysis (continued)
The Incentive Cash Bonus award percentage results of the adjusted operating EBTIDA and vertical market EBITDA or functional goal results for each NEO who has such goals are as follows: Don Goeman 0.8773, Andy Lock 0.6723 and Curt Pullen 1.0265. The EBITDA bonus amounts awarded to the NEOs was as follows:

Name	Target Bonus Percent Tied to Company EBITDA	Company Performance Factor	Bonus Earned For Company Performance	Target Bonus Percent tied to Function/Bus Unit	Function/ Bus Unit Performance Factor	Bonus Earned For Function/Bus Unit Performance	Total Bonus Amount Paid	Bonus Amount Deferred(1)
Brian Walker	100.00%	0.8964	$748,149				$748,149	$59,852
Greg Bylsma	65.00%	0.8964	$228,598				$228,598	$13,716
Don Goeman	48.75%	0.8964	$130,218	16.25%	0.8200	$39,721	$169,938	$8,497
Andy Lock	48.75%	0.8964	$172,900	16.25%	—%	$—	$172,900	$—
Curt Pullen	48.75%	0.8964	$171,438	16.25%	1.4166	$90,309	$261,748	$26,175
(1) - This amount represents the portion of their bonus the NEO elected to defer under the Herman Miller, Inc. Executive Equalization Retirement Plan described later in this Compensation Discussion and Analysis.

Incentive Cash Bonus for Fiscal 2015
For fiscal 2015, the payment target percentages for the NEOs remain unchanged from fiscal 2014. The measure of achievement under the Executive Incentive Cash Bonus Plan continues to be EBITDA. The Corporate EBITDA target established by the Committee is $237 million with a threshold set at $189.6 million and maximum at $284.4 million. Other provisions of the fiscal 2015 plan, such as the use of functional and business unit goals will be the same as the fiscal 2014 plan described above.

Long-Term Equity Incentives
Our 2011 Long-Term Incentive Plan (LTI Plan) authorizes the Company to grant various forms of equity-based compensation (Long-Term Incentive Grants). The key objectives of making Long-Term Incentive Grants under the LTI Plan are:

•	To provide an appropriate level of equity reward to Corporate Officers that ties a meaningful part of their compensation to the long-term returns generated for shareholders.

•	To provide an appropriate equity award to the next level of executives where market data would support their inclusion in an annual equity award plan.

•	To assist the achievement of our share ownership requirements.

•	To attract, retain and reward key employees.

We believe that a significant portion of executive pay should be aligned with long-term shareholder returns and that encouraging long-term strategic thinking and decision-making requires that executives have a significant stake in the long-term success of Herman Miller. The Committee is responsible for administering all elements of the LTI Plan and for making all Long-Term Incentive Grants, except that the Board approves the grants to our CEO.
Historically, the Committee has established Long Term Incentive award targets at the beginning of each fiscal year with the amount of the actual award being subject to adjustment depending upon the financial performance of the Company for that year. Typically, the Committee and the Board at their June and July meetings, respectively, take four actions in connection with our LTI Plan; (a) set the target value for the LTI awards for the current fiscal year, (b) determine the types of awards to be used, (c) establish the performance criteria, if any, for certain awards and (d) grant the long term incentive awards for the just completed fiscal year based upon the Company's performance relative to target.
The Committee and Board generally grant four types of long term incentive awards, Restricted Stock Units, Herman Miller Value Added Performance Share Unit Awards, Relative TSR Performance Share Unit Awards and Stock Options. The key features of each award are as follows:

Restricted Stock Units: The restricted stock units (RSU) consist of units representing the right to receive shares of Herman Miller, Inc. common stock. Each unit represents the equivalent of one share of the common stock as of the date of grant and cliff vests after three years. RSUs convert into shares after they vest. Dividends accrue on the RSUs and are added to the total value of the units at the time of vesting.

Herman Miller, Inc., and Subsidiaries 29

Compensation Discussion and Analysis (continued)
Herman Miller Value Added Performance Share Unit Awards: The Herman Miller value added performance share units are units representing the right to receive shares of Herman Miller, Inc. at the end of the specified performance period. These units reflect the fair market value of the common stock as of the date of grant and cliff vest after three years if certain Herman Miller Value Added tests are met. The awards provide that the total number of shares which finally vest may vary between 0 and 200% of the target amount depending upon performance relative to the established Herman Miller Value Added goal. The Herman Miller Value Added goals are established by the Committee. The Herman Miller Value Added goal for on target vesting is a 3 year average. The awards also grant the Committee the ability to extend the performance period to a total of five years; however, if the extension is granted no more than 34% of the target grant may vest. Award units convert into shares after they vest. Dividends do not accrue on the awards.
Herman Miller Value Added is defined as the Company’s annual earnings before interest, taxes, depreciation and amortization (EBITDA) less a capital charge. The capital charge is determined annually by multiplying the company’s capital by its cost of capital. The determination of the cost of capital and EBITDA for purposes of the Herman Miller Value Added Performance Share Units is approved by the Committee.

For grants made in 2014 and 2015, the Value Added goals are as follows:

Payout % of Target	2014 - 2016 Average Value Added	2015 - 2017 Average Value Added
200% of Target PSUs	$172 million or more	$187 million or more
100% of Target PSUs	$147 million	$165 million
No PSUs Earned	Below $130.4 million	Below $150 million
Capital Charge	10.0%	10.0%

Relative TSR Performance Share Unit Awards: The Relative TSR Performance Share Unit Awards are units representing the right to receive shares of Herman Miller, Inc. at the end of the specified performance period and reflect the fair market value of the common stock as of the date of grant. These units cliff vest after three years if certain total shareholder return (TSR) objectives are met. The awards provide that the total number of shares which finally vest may vary between 0 and 200% of the target amount depending upon performance relative to established total shareholder return goals. The goals are established by the Committee.
TSR is the total shareholder return to Herman Miller shareholders including reinvested dividends and share price changes that occur during a fiscal year. TSR performance is determined by comparing the Company’s TSR to a peer group of companies. The peer group of companies for fiscal 2014 is the same as the peer group used for purposes of benchmarking NEO compensation and those companies are listed in the Additional Compensation Information, Peer Group section later in the CD&A.

For Relative TSR PSUs granted in fiscal 2014 and fiscal 2015, vesting is based on the relative performance as follows:

Payout % of Target	3-year Average Relative TSR
200% of Target PSUs	80th percentile or greater
100% of Target PSUs	50th percentile
No PSUs Earned	Below 25th percentile

Stock Options: The options vest equally over three years, have a ten year life and the exercise price of each option equals the fair market value of our stock on the date of grant. The number of options granted is determined through the use of the Black Scholes valuation model. In fiscal 2014 and fiscal 2015, stock options were granted only to the CEO.

Vesting of Long Term Incentive Grants in the event of separation from the Company
Restricted Stock Units: If the employee leaves the Company for any reason other than death, disability, retirement or termination without cause, during the three year vesting period any unvested units are forfeited. If an employee dies or becomes disabled the units vest immediately and if an employee retires during the first 12 months after grant, one-twelfth of the grant will be eligible for vesting for each month that the employee was employed after the grant date. If the employee retires after the initial 12 months the units will vest in full. If an employee is terminated for reasons other than cause during the three year period then a prorated portion of the units will vest.

Performance Share Units: If the employee leaves the Company for any reason other than death, disability, retirement or termination without cause, during the three year vesting period any unvested units are forfeited. If an employee retires during the first 12 months after grant, one-twelfth of the grant will be eligible for vesting for each month that the employee was employed after the grant date. If an employee retires after the initial 12 months the units will be eligible to vest in full. If an employee dies, becomes disabled or is terminated for reasons other than cause during the three year period then a prorated portion of the units will be eligible to vest.

30 2014 Proxy Statement

Compensation Discussion and Analysis (continued)
Tax Deductibility of Restricted Stock Units
In June 2013, the Committee created a pool of shares from which the 2014 RSU awards to selected participants could be made provided that certain operating results are achieved. The Committee retained the authority to award less than the full value of the pool even if the performance targets were met. The provisions of this arrangement are intended to meet the requirements of Internal Revenue Code section 162(m) for the deductibility of certain compensation. The value of equity awards which could be made from the pool with respect to performance during 2014 was limited to a maximum $5,000,000 with the requirement that the Company needed to achieve $4,000,000 of operating income after taking the charge for those awards and that the grants given to any individual could not exceed 30% of the pool. The participants in the pool were the Section 16 Officers. The results achieved by the Company in 2014 permitted granting of awards having the $5,000,000 maximum value.
For fiscal 2015 RSU grants, the Committee created a pool of shares using the same guidelines as fiscal 2014.

LTI Grants Awarded in Fiscal 2014
The value of the LTI grants originally awarded (including all types) in July 2013 as a percent of base salary was 250% for Brian Walker, 100% for Greg Bylsma and Curt Pullen, and 75% for Don Goeman and Andy Lock.

The following table discloses the types of awards granted in July 2013 (fiscal 2014) based upon fiscal 2013 performance. These awards are explained in more detail in the Grants of Plan-Based Awards table below.

Name	Restricted Stock Units	Herman Miller Value Added Performance Share Units	Relative TSR Performance Share Units	Number of Options	Option Exercise Price
Brian Walker	17,397	17,397	13,296	46,829	$28.74
Greg Bylsma	4,349	4,349	3,324
Don Goeman	2,479	2,479	1,895
Andy Lock	3,263	3,263	2,494
Curt Pullen	4,349	4,349	3,324

LTI Grants Awarded in Fiscal 2015
The value of the LTI grants originally awarded (including all types) in July 2014 as a percent of base salary was 280% for Brian Walker, 115% for Greg Bylsma and Curt Pullen, and 90% for Andy Lock and 75% for Don Goeman.

The following table discloses the types of awards granted in July 2014 (fiscal 2015) based upon fiscal 2014 performance:

Name	Restricted Stock Units	Herman Miller Value Added Performance Share Units	Relative TSR Performance Share Units	Number of Options	Option Exercise Price
Brian Walker	19,457	19,457	15,520	75,954	$30.22
Greg Bylsma	5,010	5,010	3,997
Don Goeman	2,482	2,482	1,980
Andy Lock	3,928	3,928	3,133
Curt Pullen	5,010	5,010	3,997
Practices Concerning Grant Dates
Grants under the LTI Plan are typically made in connection with the Board of Directors meeting in July of each year following the public release of our fiscal year end financial results. The Company does not attempt to influence the amount of executive compensation by timing equity grants in connection with the disclosure of material information to the public. The backdating of equity award dates is specifically prohibited under policies adopted by the Board of Directors.

Herman Miller, Inc., and Subsidiaries 31

Compensation Discussion and Analysis (continued)
Retirement and Health Benefits
Health Plans
The Company maintains a broad base of health insurance plans available to all full-time and most part-time employees. The NEOs participate in such health insurance plans on the same terms as all other employees within their respective geographic region.

Retirement Plans
The Company maintains broad based retirement plans available for all non-union employees in the United States. The Company in 2014 completed the process of transitioning all of our United States employees from defined benefit plans to defined contribution plans. Our retirement plans are designed to provide an appropriate level of replacement income upon retirement. The benefits available to NEOs are the same as those available to other non-executive employees in their respective geographic region subject to limitations provided by law or regulation. The NEOs participate in the full range of benefits and are covered by the same plans (with exceptions noted) on the same terms as provided to all non-union U.S. employees.

The retirement plans include:

•	The Herman Miller, Inc. Profit Sharing and 401(k) Plan

•	The Herman Miller Limited Retirement Benefits Plan

Profit Sharing Plan and 401(k) Plan: The Herman Miller, Inc. Profit Sharing and 401(k) Plan consists of two parts. The Company annually makes a contribution to the profit sharing portion based upon the Company's EBITDA results for the year that may range from 0% to 6% of base salaries, with a target contribution of 3% of base salary. Based upon our EBITDA results, the actual percentage contributed for fiscal 2014 was 2.69%. The amount of salary included in the base for the calculation is limited to the maximum salary level permitted by the IRS. The 401(k) portion of the plan is a salary deferral plan. Each employee may elect to defer up to the maximum amount permitted. The Company makes a 4% core contribution to an employee’s 401k plan and a matching contribution to fully match employee contributions up to 3% of the employee’s compensation contributed.

Herman Miller Limited Retirement Plan: Herman Miller Limited, the Company's wholly owned UK subsidiary provides a defined contribution retirement plan which provides for a non-discretionary fixed company contribution and a company matching contribution. The fixed company contribution for employees varies between 2.4% and 6.4% of the employee’s eligible compensation depending upon age and date of hire. In addition, the company will match an employee’s contributions up to an additional 2.8% of eligible compensation. Andy Lock is also a participant in the frozen defined benefit plan sponsored by Herman Miller Limited for employees hired prior to March 1, 2012.

Other Executive Compensation Plans
Deferred Compensation Plan
The Herman Miller, Inc. Executive Equalization Retirement Plan was approved by the Committee and the Board in 2008. The plan is a supplemental deferred compensation plan and became available for salary deferrals beginning in January 2008. The plan is available to highly compensated United States employees who are selected for participation by the Committee. All of the NEOs are currently able to participate, except Andy Lock due to his employment outside the United States. The plan allows participants to defer up to 50% of their base salary and 100% of their Incentive Cash Bonus. Company contributions to the plan “mirror” the amounts the Company would have contributed to the Herman Miller Profit Sharing and 401(k) Plan had the employee's compensation not been above the statutory ceiling (currently $260,000). Investment options under this plan are the same as those available under the 401(k) Plan except for Company stock which is not an investment option under this plan. Company contributions for amounts deferred in fiscal 2014 appear in the 2014 Summary Compensation Table under All Other Compensation.

Executive Long-Term Disability Plan
The plan covers 60% of the rolling two year average of executive incentive compensation. Executives are eligible to participate when they have earned over $6,000 in annual executive incentive compensation. This benefit continues as long as the executive is disabled until age 65. The monthly benefit is capped at $10,000. The executive can maintain the plan by paying Unum, the provider, directly when they leave the Company.

32 2014 Proxy Statement

Compensation Discussion and Analysis (continued)
Perquisites
The Company is conservative in its approach to executive perquisite benefits. Company compensation practices in general do not provide for personal perquisites and the Committee has adopted a policy which specifically restricts the use of corporate aircraft for non-business purposes. We provide a limited number of perquisites to Corporate Officers. The Company normally provides each NEO with a specified dollar amount which can be used for a range of perquisites. These perquisites include financial planning, life insurance, spousal travel and other benefits. The calendar year benefit is $20,000 for the CEO and $12,000 for each of the other NEOs. Unspent allowances may be carried over into the next calendar year provided an executive’s continued participation in the program. The total maximum allowance (new calendar year allowance plus amount carried over) may not exceed the sum of reimbursement allowances approved for the prior two calendar years.
The Company in 2014 did provide the NEOs and all other Corporate Officers with the opportunity to purchase certain additional disability insurance and to obtain comprehensive physicals paid for by the Company.

Additional Compensation Information

Change in Control Agreements
Each NEO is party to a change in control agreement with the Company. The Committee believes that the use of change in control agreements is appropriate as they help ensure a continuity of management during a threatened take-over and help ensure that management remains focused on completing a transaction that is likely to maximize shareholder value. Potential payments under the change in control agreements are included in the tally sheets provided annually to the Committee.
The narrative and footnotes to the tables entitled Potential Payments upon Termination in Connection with a Change in Control describe the change in control payments in greater detail.

Deductibility of Compensation
The income tax laws of the United States limit the amount the Company may deduct for compensation paid to the Company's CEO, CFO and the other three most highly-paid executives. Under IRS guidelines compensation that qualifies as “performance based” is not subject to this limit. It is the policy of the Committee that compensation should meet the IRS tests for deductibility under Section 162(m). All of the compensation paid during fiscal 2014 was deductible under section 162(m).

Hedging Policy
The Committee and the Board of Directors has adopted a policy prohibiting the Board of Directors and the Company’s Section 16 Officers from hedging the economic risk of their ownership of the Company’s stock, including options or other derivatives related to the stock.

Impact of Prior Compensation in Setting Elements of Compensation
Prior compensation of the NEOs does not normally impact how the Committee sets the current elements of compensation. The Committee believes the current competitive environment is more relevant in determining an NEO's current total level of compensation. As described earlier the Committee uses tally sheets to track all of the elements of current compensation to enable the Committee to determine whether the compensation which the NEO is currently receiving is consistent with market practices. The Committee, however, has the ability to consider the impact of any special equity grants upon the value of future grants made to Corporate Officers under the LTI plan.

Impact of Restatements Retroactively Impacting Financial Goals
The Company has not had any material restatement of prior financial results. If such restatements were to occur, the Committee would review the matter and determine what, if any, adjustment to current compensation might be appropriate. The LTI plan and the Executive Incentive Bonus Plan give the Committee the right to “claw back” Incentive Cash Bonus payments and LTI grants in the event of certain restatements.

Peer Group
The Herman Miller peer group used in both benchmarking compensation and for measuring performance for the Relative TSR comparison is reviewed and approved by the BECC on an annual basis. The peers used for fiscal 2014 are:

Aaron's Inc. Acuity Brands, Inc. Belden Inc. Brunswick Corporation Ethan Allen Interiors, Inc. Furniture Brands International, Inc. Hill-Rom Holdings, Inc.	HNI Corporation Interface, Inc. Kimball International, Inc. Knoll, Inc. La-Z-Boy, Inc. Leggett & Platt, Inc. Lennox International, Inc.	Polaris Industries, Inc. Sealy Corporation Select Comfort Corporation Steelcase, Inc. Tempur-Pedic International, Inc.

Herman Miller, Inc., and Subsidiaries 33

Compensation Discussion and Analysis (continued)
During 2014 two companies were removed from the peer group; Sealy Corporation was acquired by Tempur-Pedic International, Inc. and Furniture Brands, Inc. filed bankruptcy. The Committee has determined at this time not to replace the two companies for the fiscal 2015 Peer Group, but will continue monitoring the performance of the smaller peer group to determine if the deleted companies should be replaced.

Post−Employment Compensation
Change in control and discharge for other than cause can result in additional compensation being paid to or for certain NEOs. In addition, as described above, certain of the Long-Term Incentive Bonus payments continue if the NEO leaves employment as the result of death, disability or retirement.

Stock Ownership Guidelines
The Committee believes that significant stock ownership by top management is of critical importance to the ongoing success of the Company, as it helps link the interests of senior management and Company shareholders. Stock ownership requirements apply to the nine members of the Executive Leadership Team; who are required to own shares of common stock equal to a specified multiple of their annual base salary. The applicable levels are as follows:

•	President and Chief Executive Officer 6 times base salary

•	Corporate Officers with LTIP target equal to or greater than 100% 4 times base salary

•	Certain other direct reports to the CEO 3 times base salary

Until the executive meets the ownership guidelines, 40% of the pretax spread value of vested restricted stock, performance shares, restricted stock units, deferred stock, and 40% of the pretax spread value of exercised stock options must be retained in Company stock. Compliance with the requirements is determined at each time an executive disposes of Company stock.

Tally Sheet Review
The Committee reviewed executive compensation tally sheets provided by Pearl Meyer with respect to each Corporate Officer which reflected the total direct compensation to the NEOs and also information relating to all other elements of compensation including payments under severance or change in control obligations. The Committee uses this information to help it determine that the Company's compensation program is consistent with market norms and with our compensation philosophy and the objectives referenced above.

Termination and Retention Payments
All of the NEOs are “at will” employees. This means that they can be discharged at any time and for no reason. The Company has agreed to pay Corporate Officers and other executives severance if they are terminated for reasons other than malfeasance or voluntary separation. For each NEO severance would be equal to 18 months of base salary subject to the employee not competing with the Company during that period. The Committee's determination as to the amount of severance payments is the result of benchmarking our practices to the Published Survey Data. In addition, the Company maintains the health insurance on such employee during the salary continuation period. In exchange for such payments the employee provides the Company with a mutual release of all claims and agrees not to work for a competitor or solicit the Company's employees during the salary continuation period.
Don Goeman in July 2013 received a special retention grant of 5,000 shares of Company stock. The grant cliff vests after 5 years provided that he is still employed by the Company unless special rules related to death, disability, retirement or termination without cause apply.

Executive Compensation Committee Report
The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

J. Barry Griswell (chair)	David Brandon	John R. Hoke III

34 2014 Proxy Statement

Summary Compensation Table
The summary compensation table below shows the compensation for the NEOs for the fiscal years ended May 31, 2014 (2014), June 1, 2013 (2013) and June 2, 2012 (2012). The details of the Company's executive compensation programs are found in the CD&A.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Brian C. Walker	2014	834,616		1,474,217	499,998	748,149	29,798	134,425	3,721,203
President and Chief Executive Officer	2013	791,692		980,072	1,233,335	613,403	51,157	115,033	3,784,692
	2012	737,308		149,994	1,875,001	378,140	14,967	140,525	3,295,935
Gregory J. Bylsma	2014	392,308		368,540		228,598	14,854	53,655	1,057,955
EVP and Chief Financial Officer	2013	371,539		424,124	116,664	187,107	26,736	30,060	1,156,230
	2012	343,269		231,261	131,252	113,998	10,166	45,458	875,404
Donald D. Goeman	2014	297,981		353,784		169,938	68,440	38,893	929,036
EVP Research, Design and	2013	281,954		248,656	78,903	156,907	56,267	33,967	856,654
Development	2012	261,923		153,007	76,498	102,017	19,152	23,918	636,515
Andrew J. Lock	2014	394,435		276,513		172,900	110,486	98,014	1,052,348
EVP and President, Herman Miller	2013	373,292		261,993	178,759	152,381	123,067	27,294	1,116,786
International	2012	356,470		214,523	127,882	201,761	259,688	50,200	1,210,524
Curtis S. Pullen	2014	392,308		368,540		261,748	22,894	48,297	1,093,787
EVP and President, North American	2013	373,615		379,608	121,668	221,255	42,506	40,647	1,179,299
Office and Learning Environments	2012	362,981		277,070	160,416	176,738	14,428	51,408	1,043,041

(1)
Amounts represent the aggregate grant date fair value of stock awards and option awards computed in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note 9 of the Company's consolidated financial statements for the fiscal year ended May 31, 2014 included in our Annual Report on Form 10-K.

(2)
Includes the amounts earned in fiscal 2014 and paid in fiscal 2015 under the Executive Incentive Cash Bonus Plan as described in the Compensation Discussion and Analysis. Certain executives have elected to defer a part of the bonus under the Key Executive Deferred Compensation Plan. The amount of the deferrals and the corresponding Company contributions will be shown in next year's Nonqualified Deferred Compensation Table.

(3)	Amounts represent the aggregate change in the actuarial present value of the accumulated benefits under the Company's Retirement Plans.

(4)	The amounts for fiscal 2014 for all other compensation are described in the table below.

	Bundled Benefits(a)	Car allowance (UK only)	Payment in lieu of Pension Contribution	Dividends on restricted stock	Long-term Disability Insurance	Vesting of Registrants contributions to Deferred Compensation Plan	Nonqualified Deferred Compensation Contribution(b)	Total Other Compensation
Brian C. Walker	20,000				2,809		111,616	134,425
Gregory J. Bylsma	21,478				1,931		30,246	53,655
Donald D. Goeman	13,581			2,650	3,996		18,666	38,893
Andrew J. Lock(c)	4,306	23,017	70,691					98,014
Curtis S. Pullen	12,000				2,820		33,477	48,297

(a)
Bundled Benefits are provided on a calendar year basis and include accounting fees, cell phone fees, club dues, family travel, education and training, home office expenses, vehicle expenses, and life insurance. Benefits for Mr. Bylsma and Mr. Goeman include the approved amount for calendar 2014 plus carryover for calendar 2013.

(b)	Amounts represent the Company's contribution to the Herman Miller, Inc. Executive Equalization Retirement Plan.

(c)
Mr. Lock serves the company through its United Kingdom subsidiary. As such, his benefits are paid according to the benefits paid in the United Kingdom, which are different from the benefits in the United States. His benefits include medical insurance, car allowance, spouse travel, and contributions to a pension plan. All amounts are converted from GBP to USD.

Herman Miller, Inc., and Subsidiaries 35

Grants of Plan-Based Awards
The Grants of Plan-Based Awards table below sets forth information on equity awards granted by the Company to the NEOs during fiscal 2014 under the Long Term Incentive Plan (LTI Plan) and the possible payouts to the NEOs under the Executive Incentive Cash Bonus Plan (Annual Cash Bonus Plan) for fiscal 2014. The CD&A provides further details of grants under the LTI Plan, as well as the performance criteria under the Annual Cash Bonus Plan. (The LTI grants are discussed in the CD&A under the heading LTI Grants Awarded in Fiscal 2014).

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian C. Walker	07/15/13				0	17,397	34,794				474,242
	07/15/13				0	13,296	26,592				499,985
	07/15/13							17,397			499,990
	07/15/13								46,829	28.74	499,998
		0	834,616	1,669,231
Gregory J. Bylsma	07/15/13				0	4,349	8,698				118,554
	07/15/13					3,324	6,648				124,996
	07/15/13							4,349			124,990
		0	255,000	510,000
Donald D. Goeman	07/15/13				0	2,479	4,958				67,578
	07/15/13				0	1,895	3,790				71,259
	07/15/13							2,479			71,246
	07/15/13							5,000			143,700
		0	193,687	387,375
Andrew J. Lock	07/15/13				0	3,263	6,526				88,949
	07/15/13				0	2,494	4,988				93,785
	07/15/13							3,263			93,779

		0	257,177	514,354
Curtis S. Pullen	07/15/13				0	4,349	8,698				118,554
	07/15/13					3,324	6,648				124,996
	07/15/13							4,349			124,990
		0	255,000	510,000

(1)
Under the Annual Cash Bonus Plan executives can earn incentive compensation based on the achievement of certain company performance goals. The actual Cash Bonus amount paid with respect to any year may range from 0 to 2 times of the target based upon the relative achievement of our EBITDA targets and are set forth in the Summary Compensation Table above.

(2)
The performance share units represent shares of the Company's common stock and are to be issued to participants at the end of a future measurement period beginning in the year that performance shares are granted. The number of performance shares reflect the number of shares of common stock that may be issued if certain EBITDA (earnings before interest, taxes, depreciation and amortization) and TSR return goals are met. The PSU provides that the total number of shares which finally vest may vary between 0 and 200% of the target amount depending upon performance relative to the established EBITDA and TSR goals, respectively.

(3)
The awards represent restricted stock units consisting of units representing the right to receive shares of Herman Miller, Inc. common stock. These units reflect fair market value of the common stock as of the date of grant and cliff vest after three years.

(4)	Each option has a term of ten years and vests pro rata over three years.

(5)	Stock options are awarded at an option price not less than the market value of the Company's common stock at the grant date in accordance with the LTI Plan.

(6)
Aggregate grant date values are computed in accordance with FASB ASC Topic 718. For performance share units, the grant date fair value was determined based upon the vesting at 100% of the target units awarded.

36 2014 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The Outstanding Equity Awards at Fiscal Year-End table below shows the option awards and stock awards that were outstanding as of May 31, 2014. The table shows both exercisable and unexercisable options. The table also shows share units and equity plan awards that have not vested.

Name	Grant Date		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Brian C. Walker	06/27/05	18,709		33.517	06/27/15
	07/24/06	20,066		30.536	07/24/16
	07/24/07	67,750		31.840	07/24/17
	07/18/11		61,581	25.750	07/18/21	6,038	188,808
	07/17/12		126,210	18.170	07/17/22	35,027	1,095,294	20,000	625,400
	07/15/13		46,829	28.740	07/15/23	17,629	551,259	30,693	959,770
Gregory J. Bylsma	06/27/05	2,495		33.517	06/27/15
	07/24/06	2,676		30.536	07/24/16
	07/24/07	2,724		31.840	07/24/17
	07/18/11		4,310	25.750	07/18/21	9,310	291,124
	07/17/12	5,969	11,938	18.170	07/17/22	13,254	414,453	7,500	234,525
	07/17/12					3,096	96,812
	07/15/13					4,407	137,807	7,673	239,935
Donald D. Goeman	06/27/05	7,796		33.517	06/27/15
	07/24/06	8,361		30.536	07/24/16
	07/24/07	10,011		31.840	07/24/17
	07/21/08	10,000		25.520	07/21/18
	07/20/09	11,776		15.740	07/20/19
	07/19/10	16,906		17.300	07/19/20
	12/14/10					5,000	156,350
	01/19/11	3,795		25.060	01/19/21
	07/18/11	5,024	2,512	25.750	07/18/21	6,160	192,623
	07/17/12	4,037	8,074	18.170	07/17/22	8,963	280,273	5,000	156,350
	07/15/13					2,512	78,550
	07/15/13					5,067	158,445	4,374	136,775
Andrew J. Lock	06/27/05	12,473		33.517	06/27/15
	07/24/06	13,378		30.536	07/24/16
	07/24/07	9,937		31.840	07/24/17
	07/19/10					10,000	312,700
	07/18/11		4,199	25.750	07/18/21	8,636	270,048
	07/17/12		18,292	18.170	07/17/22	5,077	158,758	7,500	234,525
	07/17/12					2,064	64,541
	07/15/13					3,306	103,379	5,757	180,021

Herman Miller, Inc., and Subsidiaries 37

Outstanding Equity Awards at Fiscal Year-End (continued)

Name	Grant Date		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Curtis S. Pullen	06/27/05	4,178		33.517	06/27/15
	07/24/06	4,481		30.536	07/24/16
	07/24/07	4,929		31.840	07/24/17
	07/18/11	4,684	5,267	25.750	07/18/21	11,154	348,786
	07/17/12		12,450	18.170	07/17/22	13,821	432,183	7,500	234,525
	07/15/13					4,407	137,807	7,673	239,935

(1)
Options vest in three equal annual installments beginning on the first anniversary of the grant date. Options granted prior to 06/27/05 or in connection with a reload vest 100 percent on the one year anniversary date of the award.

(2)
The 07/19/10 award issued to Mr. Lock and the 12/14/10 award issued to Mr. Goeman cliff vest after five years. The 07/17/12 awards issued to Mr. Bylsma for 3,096 and Mr. Lock for 2,064 and the 07/15/13 award issued to Mr. Goeman for 5,067 reflect credited dividends through the end of fiscal 2014 and cliff vest after five years. The remaining awards reflect credited dividends through the end of fiscal 2014 and cliff vest after three years.

(3)	Assumes a stock price of $31.27 per share, which was the closing price of a share of common stock on the last trading day of fiscal 2014.

(4)	The Performance Share Unit awards cliff vest after three years, depending upon the achievement of certain EBITDA and TSR return goals.

Option Exercises and Stock Vested
This table provides information on the number and value of options exercised in fiscal 2014 and the vesting of restricted stock (on an aggregate basis).

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Brian C. Walker	368,916	3,027,091
Gregory J. Bylsma	22,305	198,793	5,564	160,352
Donald D. Goeman	11,987	71,559	4,193	120,858
Andrew J. Lock	49,452	263,522	7,344	211,662
Curtis S. Pullen	39,960	309,853	7,587(3)	224,504

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

(2)	Value based on the closing market price of the Company's common stock on the vesting date.

(3)	These units vested but share issuance is deferred under the terms of the award agreement.

38 2014 Proxy Statement

Pension Benefits
The Pension Benefits table below provides certain information on the retirement benefits available under each retirement plan to each NEO at the end of fiscal 2014.
The retirement plans are described in the CD&A.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)(2)
Brian C. Walker	Herman Miller, Inc. Retirement Income Plan	25		253,766
Gregory J. Bylsma	Herman Miller, Inc. Retirement Income Plan	13		114,119
Donald D. Goeman	Herman Miller, Inc. Retirement Income Plan	34		377,004
Andrew J. Lock(1)	Herman Miller Limited Retirement Plan	13	1,201,834
	Herman Miller, Inc. Retirement Income Plan	12		107,273
Curtis S. Pullen	Herman Miller, Inc. Retirement Income Plan	23		219,080

(1)	Mr. Lock was covered from 1990-2002 and beginning again during fiscal 2011 under the UK Pension Plan and from 2002 through a portion of 2011 under the Retirement Income Plan.

(2)
Amounts represent the distribution of the participant's entire plan balance as a result of the termination of the Herman Miller Retirement Income Plan in fiscal 2014. Distribution options included the purchase of an individual annuity, rollover to another qualified retirement account or cash out of the accumulated balance.

Nonqualified Deferred Compensation
The Nonqualified Deferred Compensation table below provides certain information relating to our two defined contribution plans that provides for the deferral of compensation on a basis that is not tax-qualified.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Brian C. Walker	115,842	111,616	207,666		1,971,724
Gregory J. Bylsma	43,011	30,246	12,577		214,538
Donald D. Goeman	19,765	18,666	15,896		159,810
Andrew J. Lock			30,292		217,112
Curtis S. Pullen	61,356	33,477	60,181		532,470

(1)
Amounts in this column represent the deferral of base salary earned in fiscal 2014. The amounts identified in this column are also reported in the Summary Compensation Table under Salary for fiscal 2014.

(2)	Amounts in this column represent the Company's contribution and are included in the "All Other Compensation" column of the Summary Compensation Table.

(3)	Amounts reflect increases in value of the employee's account during the year, based upon deemed investment of deferred amounts.
The Company's Nonqualified Deferred Compensation Plan, which was terminated in fiscal 2007, allowed certain employees to defer part or all of their Executive Incentive Cash Bonus payment each year. The Company matched any such deferral, up to 50 percent of the incentive cash bonus payment. The matching payment vested over three years and vesting was dependent upon the executive remaining employed with the Company. Amounts deferred were converted into units having the same value as the Company's stock and were credited with amounts at the same rate as the Company's dividend on its common stock. Units are converted into shares of the Company's common stock at the time of distribution.

The Committee approved The Herman Miller, Inc. Executive Equalization Retirement Plan for salary deferrals that began in January 2008. The Plan allows all United States employees who have compensation above the statutory ceiling to defer income in the same proportion as if the statutory ceiling did not exist. The Company makes contributions to the plan such that the amounts in the plan “mirror” the amounts the Company would have contributed had the employee's compensation not been above the statutory ceiling. Distributions from the plan are paid out in cash based on the deferral election specified by the participant.

Herman Miller, Inc., and Subsidiaries 39

Potential Payments upon Termination, Death, Disability, Retirement or Change in Control
The following table quantifies both the estimated payments that would be made to each NEO in the event of his termination by the Company without cause, and in the event of his termination under circumstances that would trigger payments under the change in control agreements. The table also provides information regarding the incremental amounts that would have vested and become payable on May 31, 2014, if a change in control occurred on that date or if the NEO's employment had terminated on that date because of death, disability or retirement. The amounts potentially payable to each NEO in the event of separation without cause, death, disability, retirement or in connection with a change in control in which a termination occurs are illustrated below. The narrative that follows the tables gives more details concerning the plans and the circumstances under which either accelerated payment or vesting would occur.
Assumes termination occurs at end of fiscal 2014 (May 31, 2014)

Name	Benefit	Death	Disability	Retirement	Without Cause	Change in Control
Brian C. Walker	Cash Severance				1,260,000	5,040,000
	Prorated Annual Incentive
	Equity
	Restricted Stock
	Restricted Stock Units	1,826,833	1,826,833		996,148	1,826,833
	Performance Shares(2)	700,197	700,197		700,197	1,822,762
	Unexercisable Options					2,111,755
	Total	2,527,030	2,527,030		1,696,345	5,761,350
	Retirement Benefits(1)
	Unvested Deferred Stock Units
	Other Benefits
	Health and Welfare				62,292	124,583
	Outplacement				25,000	25,000
	Total				87,292	149,583
	Total	2,527,030	2,527,030		3,043,637	10,950,933
Gregory J. Bylsma	Cash Severance				592,500	1,303,500
	Prorated Annual Incentive
	Equity
	Restricted Stock
	Restricted Stock Units	935,817	935,817		622,756	935,817
	Performance Shares(2)	219,475	219,475		219,475	528,379
	Unexercisable Options					180,179
	Total	1,155,292	1,155,292		842,231	1,644,375
	Retirement Benefits(1)
	Unvested Deferred Stock Units
	Other Benefits
	Health and Welfare				46,591	62,121
	Outplacement				25,000	25,000
	Total				71,591	87,121
	Total	1,155,292	1,155,292		1,506,322	3,034,996

40 2014 Proxy Statement

Potential Payments upon Termination, Death, Disability, Retirement or Change in Control (continued)

Name	Benefit	Death	Disability	Retirement	Without Cause	Change in Control
Donald D. Goeman	Cash Severance				450,000	990,000
	Prorated Annual Incentive
	Equity
	Restricted Stock	156,350	156,350	156,350		156,350
	Restricted Stock Units	706,584	706,584	667,270	417,079	706,584
	Performance Shares(2)	137,988	137,988	292,793	137,988	322,270
	Unexercisable Options			119,636		119,636
	Total	1,000,922	1,000,922	1,236,049	555,067	1,304,840
	Retirement Benefits(1)
	Unvested Deferred Stock Units
	Other Benefits
	Health and Welfare				37,964	50,618
	Outplacement				25,000	25,000
	Total				62,964	75,618
	Total	1,000,922	1,000,922	1,236,049	1,068,031	2,370,458
Andrew J. Lock	Cash Severance				593,485	1,305,667
	Prorated Annual Incentive
	Equity
	Restricted Stock	312,700	312,700	312,700		312,700
	Restricted Stock Units	593,966	593,966	576,814	418,274	593,966
	Performance Shares(2)	197,953	197,953	412,103	197,953	450,902
	Unexercisable Options			262,804		262,804
	Total	1,104,619	1,104,619	1,564,421	616,227	1,620,372
	Retirement Benefits(1)
	Unvested Deferred Stock Units
	Other Benefits
	Health and Welfare				27,726	36,968
	Outplacement				25,000	25,000
	Total				52,726	61,968
	Total	1,104,619	1,104,619	1,564,421	1,262,438	2,988,007
Curtis S. Pullen	Cash Severance				592,500	1,303,500
	Prorated Annual Incentive
	Equity
	Restricted Stock
	Restricted Stock Units	914,516	914,516		628,873	914,516
	Performance Shares(2)	219,475	219,475		219,475	528,379
	Unexercisable Options					192,169
	Total	1,133,991	1,133,991		848,348	1,635,064
	Retirement Benefits(1)
	Unvested Deferred Stock Units
	Other Benefits
	Health and Welfare				37,842	50,456
	Outplacement				25,000	25,000
	Total				62,842	75,456
	Total	1,133,991	1,133,991		1,503,690	3,014,020

(1)	The retirement benefits available to the Named Executive Officers are the same as those available to all salaried employees.

(2)	Performance shares vest based on actual performance, estimated performance at the end of fiscal year 2014 are as follows: EBITDA performance shares granted in
2012 = 93% of target, Herman Miller Value Added performance shares granted in 2013 = 180% of target, TSR performance shares granted in 2013 = 63% of target.

Herman Miller, Inc., and Subsidiaries 41

Potential Payments upon Termination, Death, Disability, Retirement or Change in Control (continued)
Potential Payments upon Termination without Change in Control
The Company under its salary continuation plan has agreed to pay Corporate Officers and other executives severance if they are terminated for reasons other than cause. The payments are equal to 18 months base salary continuation for the NEOs. In addition, the Company maintains the health insurance on such employee during the salary continuation period. In exchange for such payments, the employee provides the Company with a mutual release of all claims and agrees not to work for a competitor during the salary continuation period. In the event of a termination covered by the change in control agreements described below, the payments under those agreements is reduced by any amounts received under the salary continuation plan.
The Executive Long-Term Disability Plan provides a monthly benefit to an executive of 60% of their two year average executive incentive up to a monthly maximum of $10,000. Each of the NEOs would be entitled to a $10,000 monthly benefit if they became disabled as of May 31, 2014 as long as they are disabled or until age 65.
Potential Payments upon Termination in Connection with Change in Control
In fiscal 2014, each NEO was party to a change in control agreement with the Company. The change in control agreements are all “dual trigger” agreements. This means there both must be a change in control and the employee must incur an actual or constructive termination of employment by us in order to be entitled to a payment.
The agreements define change in control as having occurred (1) when a third party becomes the owner of 35 percent or more of the Company's stock, (2) when a majority of the Board of directors is composed of persons who are not recommended by the existing Board, or (3) under certain transactions involving a merger or reorganization, sale of all or substantially all of the company's assets or a liquidation in which the Company does not maintain certain control thresholds.
An employee is entitled to a payment under the change in control agreement if within 2 years after a change in control he or she (1) has his or her employment with the Company terminated by the Company for reasons other than cause or (2) voluntarily terminates his or her employment if (a) the responsibilities of his or her job are significantly reduced, (b) the base salary or bonus he or she receives is reduced, (c) the benefits he or she receives are reduced by more than 5 percent, (d) the location of his or her job is relocated more than 50 miles from its current location, or (e) the obligations of the change in control agreement is not assumed by any successor company.
If both triggering events occur, then the NEO is entitled to a change in control payment. The change in control payment consists of three elements (1) amounts owed for current year base salary, on target bonus prorated to the date of termination and all amounts of deferred income, (2) medical and other insurance benefits, and (3) a separation payment. In addition, all existing unvested options and other equity units become immediately vested and exercisable. The separation payment in the case of the CEO is to be equal to three times the amount described below and in the case of all other NEOs the payment is equal to two times the amount described below. The separation payment is a lump sum equal to either two or three times the sum of (a) the executive's base salary plus (b) the greater of the executive's actual bonus for the preceding year or his or her on-target bonus for the current year. This amount is reduced by any severance payment that executive receives under the severance program described above.
The Company has no obligation to make a “gross up” payment to the executive if the amount of the payments under the change in control agreements is subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986.
In order to receive the payments, the NEO is obligated to comply with the non-competition covenant of the agreement, committing him or her to refrain from competing with the Company for a period equal to the number of years of compensation received by the NEO under the agreement.
Accelerated Vesting upon Death, Disability, Retirement or Change in Control
Various compensation plans contain provisions that permit accelerated vesting upon death, disability or change in control. In the event of a change in control, the Key Executive Deferred Compensation Plan, the Long-Term Incentive Plan, and the Executive Incentive Cash Bonus Plan provide for the acceleration of vesting and/or payment even if the NEO has not been terminated. These are so called single trigger payment provisions. The Long-Term Incentive Plan, Executive Incentive Cash Bonus Plan and Key Executive Deferred Compensation Plan each has provisions dealing with vesting upon death, disability or retirement. The definition of change in control for these plans is the definition contained in Treasury Regulations for Section 409A of the Internal Revenue Code.
Key Executive Deferred Compensation Plan
The Key Executive Deferred Compensation Plan, which terminated in fiscal 2007, permits a participant to elect to have his or her account distributed immediately upon his death, disability, or termination of employment in addition to change in control. The plan also permits the Committee to distribute to the employee amounts deferred before December 31, 2005 in the event of his death, disability or termination of employment.

42 2014 Proxy Statement

Potential Payments upon Termination, Death, Disability, Retirement or Change in Control (continued)
Long-Term Incentive Plan
Under our 2011 Long-Term Incentive Plan, except as otherwise provided in an award agreement, in the event of a change in control transaction, awards that are not assumed or continued (other than performance-based awards) will be deemed to be immediately vested, or, at the Committee's election, it may cancel those awards and pay the value of those awards to participants. With respect to performance-based awards under a change in control transaction in which awards are not assumed, if less than half the performance period has lapsed, those awards will be converted into shares or similar securities assuming target performance has been achieved. If at least half of the performance period has lapsed, those performance-based awards will be converted into shares or similar securities based upon actual performance-to-date. Conversely, and except as otherwise provided in an award agreement, upon a change in control in which the Company is the surviving entity or under which outstanding awards are assumed or continued, the Plan provides for a corresponding adjustment to the outstanding awards to preserve the intrinsic value of those awards; provided, those outstanding awards will be subject to accelerated vesting if, within a two-year period following the change in control, the participant's employment is terminated without cause or the participant terminates for good reason.
Options granted under the LTI Plan to the extent vested at the date of death or disability remain exercisable for the balance of their original term but not more than 60 months following the date of termination of employment. If an employee retires, the options granted prior to fiscal 2013 to the extent vested remain exercisable for the balance of their original term but not more than 60 months following the date of termination of employment. For options granted beginning in fiscal 2013, the grant will be prorated over 12 months if retiring within one year of the grant; after the initial 12 months they will vest in full; however, these vested grants must be held for a period of 2 years prior to exercise and remain exercisable for the balance of their original term but not more than 60 months following the date of termination of employment. In all other cases the vested options terminate three months after the termination of employment.
In the case of restricted stock units, if an employee dies or becomes disabled, units granted prior to fiscal 2011 vest ratably up to the date of termination; and units granted in fiscal 2011 or later vest immediately. All vest ratably if the employee is terminated for reasons other than cause. Vesting is determined by comparing the number of months the employee has been with the Company between the date of grant and the date of termination to the original vesting period. If an employee retires, the grant of restricted stock units prior to fiscal 2011 will continue to vest over the original vesting period, provided the employee is available to provide 10 hours per quarter of consulting services and does not work for a competitor. Awards granted in fiscal 2011 or later will be prorated over 12 months if retiring within one year of the grant; after the initial 12 months they will vest in full.
Performance shares, as explained earlier, are granted at a target value and the actual number of units converted into shares is determined at the end of a 3 year measurement period. The percentage of the performance share target grant that is eligible to vest if an employee dies, becomes disabled, or is terminated for reasons other than cause is determined by comparing the number of months between the date of grant and the date of termination to the original vesting period. If an employee retires in the first year the percentage of the performance share target grant subject to vesting will be equal to the number of months the employee remains employed during the year divided by 12. If the employee retires after the first year, 100 percent of the target performance share grant is subject to vesting.
The Executive Incentive Cash Bonus Plan
The Executive Incentive Cash Bonus Plan requires that an employee be employed by the Company on the last day of a fiscal year in order to be eligible to receive the Incentive Cash Bonus, with certain exceptions noted below. The plan provides that in the events of death, disability or retirement an employee does not need to be employed on the last day of the fiscal year in order to receive a bonus. The employee's bonus will be reduced to reflect the portion of the year that he or she was employed by the Company. In the event of a change in control, the Incentive Cash Bonus is immediately vested (based upon EBITDA results achieved through the date of the change in control) and payable and is not reduced by virtue of the fact that it is calculated upon a partial year. The same provisions governing payment in the event of death, disability, retirement or change in control are also found in the bonus plan applicable to all other employees.

Herman Miller, Inc., and Subsidiaries 43

Director Compensation
The following Director Compensation table provides information on the compensation of each director for fiscal 2014. The standard compensation of each director is $135,000 (prorated if a director serves for less than a full year). The Audit Committee Chair receives an additional $20,000, the Executive Compensation Committee Chair receives an additional $15,000 and the Nominating and Governance Committee Chair receives an additional $10,000. Non-chair members of the Audit Committee receive an additional $8,000 per year, non-chair members of the Executive Compensation Committee receive an additional $6,000 per meeting and non-chair members of the Nominating and Governance Committee receive an additional $4,000 per year due to the increased workload of these committees. The Chairman of the Board of Directors receives additional annual compensation of $135,000 and is eligible to participate in the Company's health insurance plan. Brian Walker, the Company's CEO, does not receive any additional compensation for serving on the Board of Directors.
The annual retainer and any chairperson or additional fees (collectively the "Annual Fee") is payable by one or more of the following means, as selected by each director: (1) in cash; (2) in shares of our stock valued as of January 15 of each year; (3) credit under the Director Deferred Compensation Plan described below; (4) stock options valued as of January 15 of each year under the Black-Scholes Valuation Model; or (5) as a contribution to our Company employee scholarship fund. Any director who does not meet the stock ownership guideline must take at least 50 percent of his or her fee in one of the permissible forms of equity.
Stock Compensation Plan
Under our 1994 Non-Employee Officer and Director Stock Option Plan (the "Director Plan") nonemployee officers and directors may be granted options to purchase shares of our stock if they elect to receive their compensation in stock options. As explained above, the Director Plan would be merged into our LTI Plan if the proposed amendment to our LTI Plan is approved. Subject to certain exceptions, the options are not exercisable until 12 months after the date of grant and expire 10 years after the date of the grant. The option price is payable upon exercise in cash or, subject to certain limitations, in shares of our stock already owned by the optionee, or a combination of shares and cash.
Deferred Compensation Plan
We also maintain a Nonemployee Officer and Director Deferred Compensation Stock Purchase Plan. The Plan permits participants to defer receipt of all or a portion of his or her Annual Fee to his or her deferred account. The account is held in a Rabbi Trust. Each account is credited with a number of stock units equal to a number of shares of the investment selected by the director including Company stock and other investment alternatives. The initial value of the deferral is equal to the dollar amount of the deferral, divided by the per share fair market value of the selected investment at the time of the deferral. The units are credited with any dividends paid on the investment.
Stock Ownership Guidelines
Director stock ownership guidelines have been in effect since 1997. These guidelines, like those of the management team, are intended to reinforce the importance of linking shareholder and director interests. Under these guidelines, beginning in 2000, each director is encouraged to reach a minimum level of share ownership having a value of at least three times the annual director retainer over a five-year period after first becoming a director.

Other
Directors are reimbursed for travel and other necessary business expenses incurred in the performance of their services for the Company, and they are covered under the Company's business travel insurance policies and under the Director and Officer Liability Insurance Policy.
Perquisites
Some directors' spouses accompany them to Board meetings. The Company pays for their expenses and for some amenities for the Directors and their spouses, including some meals and social events. The total of these perquisites is less than $10,000 per Director.

44 2014 Proxy Statement

Director Compensation (continued)
Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Mary Vermeer Andringa	39,000	100,000					139,000
David A. Brandon	70,500	70,500					141,000
Douglas D. French	143,000						143,000
J. Barry Griswell	150,000						150,000
John R. Hoke III	80,000	61,000					141,000
Lisa A. Kro	77,500	77,500					155,000
Heidi Manheimer	51,625	51,625					103,250
Dorothy A. Terrell	145,000						145,000
David O. Ulrich	139,000						139,000
Michael A. Volkema	270,000						270,000

(1)
The amounts shown in the “Fees Earned or Paid in Cash” column include amounts which may be deferred under the Non-employee Officer and Director Deferred Compensation Plan. Amounts deferred are retained as units equal to shares of stock under the plan. The plan permits non-employee directors to elect to defer amounts which they would otherwise receive as director fees. Directors at the time of deferral elect the deferral period. These amounts may also reflect contributions to the Michael Volkema Scholarship fund which awards college scholarships to children of employees. During fiscal 2014, eight of the directors who received fees contributed a portion to the fund.

(2) Amounts represent the aggregate grant date fair value of stock awards and option awards computed in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note 9, in the Company's consolidated financial statements for the fiscal year ended May 31, 2014, included in our Annual Report on Form 10-K.

As of May 31, 2014, each Director had the following aggregate number of outstanding options:

Name	Aggregate Number of Outstanding Options
Mary Vermeer Andringa
David A. Brandon
Douglas D. French	5,519
J. Barry Griswell
John R. Hoke III
Lisa A. Kro
Heidi Manheimer
Dorothy A. Terrell	25,183
David O. Ulrich	60,163
Michael A. Volkema

Herman Miller, Inc., and Subsidiaries 45

Equity Compensation Plan Information
As noted in the Compensation Discussion and Analysis, we maintain certain equity compensation plans under which common stock is authorized for issuance to employees and directors in exchange for services. We maintain our 2011 Long-Term Incentive Plan (LTI Plan) and Employees' Stock Purchase Plan.

The following table sets forth certain information regarding the above referenced equity compensation plans as of May 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,373,286	$25.47	3,567,079(1)
Equity compensation plans not approved by security holders
Total	2,373,286	$25.47	3,567,079(1)

(1)
The number of shares that remain available for future issuance under our plans is 3,567,079 which includes 509,751 under the Nonemployee Officer and Director Stock Option Plan (which is proposed to be consolidated with our LTI Plan), 1,796,472 under the Long-Term Incentive Plan, and 1,260,856 under the Employees' Stock Purchase Plan. The 1,796,472 under the Long-Term Incentive Plan is inclusive of 519,308 shares remaining available for future issuance for awards other than options.

Section 16(a) Beneficial Ownership Reporting Compliance
Our directors and officers, as well as any person holding more than 10 percent of our common stock, are required to report initial statements of ownership of our securities and changes in such ownership to the Securities and Exchange Commission. Based upon written representations by each director and officer, all the reports were timely filed by such persons during the last fiscal year.
Certain Relationships and Related Party Transactions
The Board of Directors has adopted a policy on Related Party Transactions. Under that policy, with certain limited exceptions, all proposed transactions between the Company and any directors or officers or their respective affiliates are required to be reported to the Nominating and Governance Committee prior to entering into such a transaction. Management is obligated to provide the Nominating and Governance Committee with information relating to the terms and conditions of the proposed transaction, how it complies with the policy, and if the proposed transaction is with a director, advise the Nominating and Governance Committee if the transaction would impact that director's status as an independent director. The Nominating and Governance Committee has the authority to determine whether the proposed transaction is exempt from approval or, if not, approve the transaction as compliant with the policy or refer the matter to the Board of Directors. All approved or exempted transactions must be reported by the Nominating and Governance Committee to the full Board of Directors.
In order to approve a transaction under the policy, the Nominating and Governance Committee must determine that either (1) the dollar amount of the transaction and other transactions with the director during that year is less than $100,000, and, for any director that is a member of the Audit Committee, does not constitute a proscribed consulting, advisory, or other compensated fee, or (2) if the proposed transaction is for the acquisition of products or services and is either less than $100,000 or is subject to a bid process involving three or more competing parties, and the transaction is in the best interest of the Company and its shareholders, provided that (a) management determined that the proposed transaction will provide the best value for the Company, (b) the compensation is consistent with the proposals submitted by the other bidders, and (c) the director did not directly participate in the proposal process.

46 2014 Proxy Statement

Reconciliation of Non-GAAP Financial Measures
This report contains Adjusted operating earnings measures and Adjusted earnings per share–diluted that are Non-GAAP financial measures. Adjusted operating earnings and Adjusted earnings per share–diluted are calculated by excluding from Operating earnings and Earnings per share–diluted items that we believe are not indicative of our ongoing operating performance. Such items consist of the following:

•	Expenses associated with restructuring actions taken to adjust our cost structure to the current business climate

•	Transition-related expenses, including amortization and settlement expenses, relating to defined benefit pension plans that we have terminated

•	Increases in cost of sales related to the fair value step-up of inventories acquired

•	Non-cash impairment expenses, and

•	Changes in contingent consideration

We present Adjusted operating earnings and Adjusted earnings per share–diluted because we consider them to be important supplemental measures of our performance and believe them to be useful in analyzing ongoing results from operations. Adjusted operating earnings and Adjusted earnings per share–diluted are not measurements of our financial performance under GAAP and should not be considered an alternative to Operating earnings (loss) and Earnings (loss) per share – diluted under GAAP. Adjusted operating earnings and Adjusted earnings per share–diluted have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating Adjusted operating earnings and Adjusted earnings per share–diluted, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted operating earnings and Adjusted earnings per share–diluted should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing prominence of our GAAP results and using Adjusted operating earnings and Adjusted earnings per share–diluted only as a supplement.

The following table reconciles Operating earnings (loss) to Adjusted operating earnings for the years indicated.

	Fiscal Year Ended
(Dollars In millions)	May 31, 2014	June 1, 2013
Operating earnings (loss)	$(25.7)	$114.9
Percentage of net sales	(1.4)%	6.5%
Add: Restructuring and impairment expense	26.5	1.2
Add: Inventory step-up	1.4	—
Add: Legacy pension expenses (1)	164.4	28.2
Less: POSH contingent consideration	(2.6)	—
Adjusted operating earnings	$164.0	$144.3
Percentage of net sales	8.7%	8.1%

The following table reconciles Earnings (loss) per share–diluted to Adjusted earnings per share–diluted for the years indicated.

	Fiscal Year Ended
	May 31, 2014	June 1, 2013
Earnings (loss) per share–diluted	$(0.37)	$1.16
Add: Restructuring and impairment expense	0.32	0.01
Add: Inventory step-up	0.01	—
Add: Legacy pension expenses (1)	1.76	0.30
Less: POSH contingent consideration	(0.04)	—
Adjusted earnings per share–diluted	$1.68	$1.47

(1)
At the end of fiscal 2012, the company modified the asset allocations strategy of its U.S. defined benefit pension plans. This change was made in response to the decision to close and ultimately terminate these plans. Legacy pension expenses are included as an adjustment to Operating earnings (loss) and Earnings (loss) per share–diluted only in periods subsequent to this change in allocation.

Herman Miller, Inc., and Subsidiaries 47

Submission of Shareholder Proposals for the 2015 Annual Meeting
Shareholders wishing to submit proposals on matters appropriate for shareholder action to be presented at our 2015 Annual Meeting of Shareholders and to be included in our proxy materials for that meeting may do so in accordance with Rule 14a-8 promulgated under the Exchange Act, whereby (1) all applicable requirements of Rule 14a-8 must be satisfied, (2) the notice must include various stock ownership and related information detailed in our Bylaws, and (3) such proposals must be received by us at our principal executive offices at 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302, no later than April 28, 2015.
Our bylaws, which are available on our website at www.hermanmiller.com/bylaws, contain certain procedural requirements that shareholders must follow to nominate a person for election as a director at an annual meeting or to bring an item of business before the annual meeting. These procedures require that notice of an intention to nominate a person for election to the Board and/or to bring an item of business before our 2015 annual meeting must be received in writing by our secretary at 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302 no earlier than June 8, 2015 and no later than July 8, 2015. The notice must contain certain information about the shareholder making the proposal for nomination, including a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in the notice or bring the item of business before the meeting, and about the nominee and/or the item of business and, in the case of a nomination, must be accompanied by a written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected. As of August 26, 2014, no proposals to be presented at the 2014 Annual Meeting have been received by us.
Miscellaneous
The cost of the solicitation of proxies will be borne by us. In addition to the use of the mails, proxies may be solicited personally or by telephone or electronic means by a few of our regular employees. We may reimburse brokers and other people holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the principals and obtaining their proxies.
Our mailing for the fiscal year ended May 31, 2014, includes the Notice Regarding the Availability of Proxy Materials. A copy of the Notice of 2014 Annual Meeting of Shareholders and the 2014 Form 10-K (Annual Report) as well as the Proxy Statement both filed with the Securities and Exchange Commission are available, without charge, upon written request from the Secretary of the Company, 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302.

Shareholders are urged to vote promptly. Questions related to your holdings can be directed as follows:

Computershare Investor Services, LLC, 250 Royall Street, Canton, Massachusetts 02021 Phone: 1-866-768-5723 inside the United States Phone: 1-781-575-2723 outside the United States http://www.computershare.com

By Order of the Board of Directors
Daniel C. Molhoek, Secretary to the Board
August 26, 2014

48 2014 Proxy Statement

Appendix I - First Amendment to the Herman Miller, Inc. 2011 Long-Term Incentive Plan
ARTICLE 1
ESTABLISHMENT AND PURPOSE OF THE PLAN

1.1    Establishment of the Plan. Herman Miller, Inc., a Michigan corporation (the "Company"), hereby establishes an incentive compensation plan known as the "2011 Herman Miller, Inc. Long-Term Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of stock-based awards to key employees of the Company and its subsidiaries as well as Consultants and Directors. The Plan was approved by the Company's shareholders on October 10, 2011 (the "Effective Date").

1.2    Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company's shareholders, through stock-based compensation, by aligning the personal interests of the Plan Participants with those of its shareholders. The Plan is also designed to allow Plan Participants to participate in the Company's future, as well as to enable the Company to attract, retain and award individuals that qualify as Participants in the Plan.

1.3    Term of Plan. The Plan shall terminate automatically on the tenth (10th) anniversary of the Effective Date and may be terminated earlier by the Board as provided in Article 11.

ARTICLE 2
DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings set forth below:

2.1    "Award" shall mean any award under this Plan of any Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or other Performance-Based Awards or Other Stock-Based Awards.

2.2    "Award Agreement" shall mean an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Committee and shall be subject to the terms and conditions of the Plan.

2.3    "Award Date" shall mean the date that an Award is made, as specified in an Award Agreement.

2.4    "Board" shall mean the Board of Directors of the Company.

2.5    "Cause" shall mean:

(a)    A material breach by the Participant of those duties and responsibilities of the Participant which (i) do not differ in any material respect from the duties and responsibilities of the Participant during the 90-day period immediately prior to such breach (other than due to Disability), (ii) is demonstrably willful and deliberate on the Participant's part, (iii) is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company, and (iv) is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; or

(b)    The commission by the Participant of a felony involving moral turpitude.

2.6    "Change in Control" shall mean:

(a)    the acquisition by any individual, entity, or group (including any "person" within the meaning of Section 13(d)(3) of the Exchange Act, hereinafter "Person") of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35 percent or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this

Herman Miller, Inc., and Subsidiaries 49

Section 2.6 shall be satisfied; and provided further that, for purposes of clause (B), (i) a Change in Control shall not occur solely because any Person becomes the beneficial owner of 35 percent or more of the Outstanding Company Common Stock or 35 percent or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company of Outstanding Company Common Stock or Outstanding Company Voting Securities that reduces the number of outstanding shares of Outstanding Company Common Stock or Outstanding Company Voting Securities and (ii) if, after such acquisition by the Company, such Person becomes the beneficial owner of any additional shares of Outstanding Company Common Stock or any additional Outstanding Company Voting Securities, such additional beneficial ownership shall constitute a Change in Control;

(b)    individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason within any 24-month period to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

(c)    consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (the "Surviving Corporation") (or, if applicable, the ultimate parent corporation that beneficially owns all or substantially all of the outstanding voting securities entitled to vote generally in the election of directors of the Surviving Corporation) and more than 60 percent of the combined voting power of the then outstanding securities of the Surviving Corporation (or such ultimate parent corporation) entitled to vote generally in the election of directors is represented by the shares of Outstanding Company Common Stock and the Outstanding Company Voting Securities, respectively, that were outstanding immediately prior to such reorganization, merger or consolidation (or, if applicable, is represented by shares into which such Outstanding Company Common Stock and Outstanding Company Voting Securities were converted pursuant to such reorganization, merger or consolidation) and such ownership of common stock and voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan [or related trust] sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation [or any corporation controlled by the Company] and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 35 percent or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35 percent or more of the then outstanding shares of common stock of such corporation or 35 percent or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

(d)    consummation of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (the "Surviving Corporation") (or, if applicable, the ultimate parent corporation that beneficially owns all or substantially all of the outstanding voting securities entitled to vote generally in the election of directors of the Surviving Corporation) and more than 60 percent of the combined voting power of the then outstanding securities of the Surviving Corporation (or such ultimate parent corporation) entitled to vote generally in the election of directors is represented by the shares of Outstanding Company Common Stock and the Outstanding Company Voting Securities, respectively, that were outstanding immediately prior to such reorganization, merger or consolidation (or, if applicable, is represented by shares into which such Outstanding Company Common Stock and Outstanding Company Voting Securities were converted pursuant to such reorganization, merger or consolidation) and such ownership of common stock and voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan [or related trust] sponsored or maintained by the Company or such corporation [or any corporation controlled by the Company] and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 35 percent or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35 percent or more of the then outstanding shares of common stock thereof or 35 percent or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale of other disposition.

50 2014 Proxy Statement

2.7    "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.8    "Committee" shall mean the Committee, as specified in Article 3, appointed by the Board to administer the Plan, no members of which shall be eligible to receive an Award pursuant to the Plan.

2.9    "Common Stock" shall mean the Common Stock, $.20 par value per share, of the Company.

2.10    "Consultant" means an individual retained by the Company or a Subsidiary to provide services to the Company or a Subsidiary on a contractual basis.

2.11    "Covered Employee" shall mean a Participant who is a "covered employee" within the meaning of Section 162(m)(3) of the Code.

2.12    "Director" means a member of the Board of Directors.

2.13    "Disability" shall mean:

(a)    The inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b)    The receipt of income replacement benefits by a Participant for a period of not less than 3 months under an accident and health plan covering the Company's employees by reason of any medically determinable physical or mental impairment of the Participant which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.14    "Employee" means any common law employee of the Company or a Subsidiary.

2.15    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.16    "Fair Market Value" shall mean the closing sales price per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotation System or any successor system then in use ("NASDAQ"). If no sale of shares of Common Stock is reflected on the NASDAQ on a date, "Fair Market Value" shall be determined on the next preceding day on which there was a sale of shares of Common Stock reflected on NASDAQ. If shares of Common Stock are not traded on a national securities exchange or through any other nationally recognized quotation service, "Fair Market Values" shall be determined by the Board of Directors for the Committee acting in good faith, in either case pursuant to any method consistent with the Code.

2.17    "Full Value Award" shall mean any Award under the Plan other than an Option or Stock Appreciation Right.

2.18    "Good Reason" shall mean without the Participant's express written consent, the occurrence of any of the following events after a Change in Control:

(a)    any of (i) the assignment to the Participant of any duties inconsistent in any material adverse respect with the Participant's position(s), duties, responsibilities or status with the Company immediately prior to such Change in Control, (ii) a change in any material adverse respect in the Participant's reporting responsibilities, titles or offices with the Company as in effect immediately prior to such Change in Control or (iii) any removal or involuntary termination of the Participant from any position held by the Participant with the Company immediately prior to such Change in Control or any failure to re-elect the Participant to any position with the Company held by the Participant immediately prior to such Change in Control;

(b)    a reduction by the Company in the Participant's rate of annual base salary or annual target bonus as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

(c)    any requirement of the Company that the Participant be based at a location in excess of 50 miles from the facility which is the Participant's principal business office at the time of the Change in Control; or

(d)    a reduction of at least 5% in the aggregate benefits provided to the Participant and the Participant's dependents under the Company's employee benefit plans (including, without limitation, retirement, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel, accident insurance plans and programs) in which the Participant is participating immediately prior to such Change in Control.

Herman Miller, Inc., and Subsidiaries 51

2.19    "Incentive Stock Option" or "ISO" shall mean an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.20    "Insider" shall mean an employee who is an officer (as defined in Rule 16a-1(f) of the Exchange Act) or director of the Company, or holder of more than ten percent (10%) of its outstanding shares of Common Stock.

2.21    "Nonemployee Director" shall have the meaning set forth in Rule 16b-3(b)(3), as promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act.

2.22    "Nonqualified Stock Option" or "NQSO" shall mean an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

2.23    "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

2.24    "Other Stock-Based Award" shall mean an Award under Article 10 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

2.25    "Participant" means a Consultant, Director or an Employee who holds an outstanding Award under the Plan.

2.26    "Performance-Based Award" shall mean an Award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock-Based Awards made subject to the achievement of performance goals specified by the Committee under the terms of Article 9.

2.27    "Performance Shares" shall mean an Award granted under Article 9 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period.

2.28    "Permitted Transferee" shall mean (i) the spouse, children or grandchildren of a Participant (each an "Immediate Family Member"), (ii) a trust or trusts for the exclusive benefit of the Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are the Participant and/or one or more Immediate Family Members.

2.29    "Prior Plan" shall mean the Herman Miller, Inc. Long-Term Incentive Plan, as amended.

2.30    "Retirement" shall mean the termination of a Participant's employment with the Company or a Subsidiary after the Participant attains normal retirement age as established by the Committee at the time an Award is made.

2.31    "Restricted Stock" shall mean an Award granted to a Participant under Article 8 of this Plan.

2.32    "Restricted Stock Unit" shall mean a bookkeeping entry representing the equivalent of one (1) share of Common Stock awarded to a Participant under Article 8 of this Plan.

2.33    "Stock Appreciation Right" or "SAR" shall mean a right granted to a Participant under Article 7 of this Plan.

2.34    "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

2.35    "Termination of Service" shall mean the termination of a Participant's employment with the Company or a Subsidiary, and with respect to a Participant that is not an Employee, the termination of that person's service as a Director or as a Consultant to the Company or a Subsidiary. A Participant employed by a Subsidiary shall also be deemed to incur a Termination of Service if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an Employee of the Company or another Subsidiary.

52 2014 Proxy Statement

ARTICLE 3
ADMINISTRATION

3.1    Committee Composition. The Plan shall be administered by a Committee designated by the Board consisting of not less than three (3) directors who shall be appointed from time to time by the Board, each of whom shall qualify as (a) a Nonemployee Director, and (b) as an "outside director" within the meaning of Section 162(m)(4)(c)(i) of the Code. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.2    Committee Authority. Subject to the Company's Articles of Incorporation, Bylaws, and the provisions of this Plan, the Committee shall have full authority to grant Awards to key employees of the Company or a Subsidiary, including the following:

(a)    To select those key Employees and Consultants to whom Awards may be granted under the Plan and, based upon recommendations of the Board or a committee of the Board, those Directors to whom Awards may be granted under the Plan;

(b)    To determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or other Performance-Based Awards, and Other Stock-Based Awards, or any combination thereof are to be granted under the Plan;

(c)    To determine the number of shares of Common Stock to be covered by each Award;

(d)    To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, SAR Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, any performance conditions or any forfeiture restrictions or waiver thereof, regarding any Award and the shares Common Stock relating thereto, based on such factors as the Committee shall determine in its sole discretion;

(e)    To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by Company other than under the terms of this Plan;

(f)    To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

(g)    To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred, provided that any such deferrals shall be made in a manner that complies with Section 409A of the Code.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.

3.3    Forfeiture. The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant with respect to an Award on an account of actions taken by, or failed to be taken by, that Participant in violation or breach of or in conflict with any (a) agreement between the Company and each Participant, or (b) any Company policy or procedure (including the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers), or (c) any other obligation of such Participant to the Company as and to the extent specified in such Award Agreement. The Committee may terminate an outstanding Award if the Participant is terminated for Cause as defined in the Plan or the applicable Award Agreement or for "cause" as defined in any other agreement between the Company and such Participant, as applicable.

3.4    Recoupment. Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (a) any Company "clawback" or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (b) any law, rule or regulation which imposes mandatory recoupment under circumstances set forth in such law, rule or regulation.

Herman Miller, Inc., and Subsidiaries 53

3.5    No Repricing. Subject to any adjustments that may be made under Article 13 of the Plan, the Company may not, without obtaining shareholder approval; (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

ARTICLE 4
COMMON STOCK SUBJECT TO THE PLAN

4.1    General. Subject to adjustment as provided in Section 4.2 and Article 14, the maximum aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed 5,509,751 shares, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company ("Plan Shares"). Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with this Article 4 and Article 14 and with such rules and procedures as the Committee shall determine from time to time.

4.2    Share Usage.

(a)    General. Shares of Common Stock subject to an Award shall be counted as used as of the Award Date.

(b)    Counting of Shares Subject to Awards. Any shares of Common Stock that are subject to Awards shall be counted against the share issuance limit set forth in Section 4.1 as (i) two (2) shares of Common Stock for every one (1) share of Common Stock subject to a Full Value Award, and (ii) one (1) share of Common Stock for every one (1) share of Common Stock subject to any Award that is not a Full Value Award. If the number of shares of Common Stock subject to an Award is variable as of the Award Date, the number of shares of Common Stock to be counted against the share issuance limit set forth in Section 4.1, prior to the settlement of the Award, shall be the maximum number of shares of Common Stock that can be received under that Award.

(c)    Conditions Under Which Shares Subject to Awards Become Available for Future Awards. Any shares of Common Stock subject to an Award under the Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, including Awards that are settled in cash in lieu of shares of Common Stock, shall be available again for issuance under the Plan. Each share of Common Stock that again becomes available for issuance under the Plan under the preceding sentence shall increase the total number of shares available for grant by (i) two (2) shares if such share is subject to a Full Value Award and (ii) one (1) share if such share was subject to any Award that is not a Full Value Award.

(d)    Conditions Under Which Shares Subject to Awards Are Not Available for Future Awards. The number of shares of stock available for issuance under the Plan shall not be increased by the number of shares of Common Stock (i) tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) purchased by the Company with proceeds received from the exercise of an Option, (iv) subject to an SAR that are not issued in connection with the stock settlement of that SAR upon its exercise, (v) subject to the cancellation of an SAR granted in tandem with an Option upon the exercise of the Option and (vi) subject to the cancellation of an Option granted in tandem with an SAR upon the exercise of the SAR.

ARTICLE 5
ELIGIBILITY

The persons who shall be eligible to receive Awards under the Plan shall be such key employees of the Company or a Subsidiary as the Committee shall select from time to time. In making such selections, the Committee shall consider the nature of the services rendered by such employees, their present and potential contribution to the Company's success and the success of the particular Subsidiary or division of the Company by which they are employed, and such other factors as the Committee in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements.

ARTICLE 6
STOCK OPTIONS

6.1    Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (ISO) or a Nonqualified Stock Option (NQSO).

6.2    Grants. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options, provided that Incentive Stock Options shall not be granted to any non-Employee Director or Consultant.

54 2014 Proxy Statement

To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

6.3    Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

6.4    Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

(a)    Participant's Agreement. Each Participant who is an employee shall agree to remain in the continuous employ of the Company for a period of at least twelve (12) months from the Award Date or until Retirement, if Retirement occurs prior to twelve (12) months from the date of the Option.

(b)    Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of one (1) share of Common Stock on the Award Date.

(c)    Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten (10) years after the date the Option is granted.

(d)    Exercisability. Except as provided in Article 11 and Article 14, (i) no Option shall be exercisable either in whole or in part prior to the first anniversary of the Award Date and (ii) Options that vest solely by the passage of time shall not vest in full in less than three (3) years from the Award Date (but may vest pro-rata during such period). Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement.

(e)    Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (d) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving notice of exercise specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or Restricted Stock, or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Committee (without regard to any forfeiture restrictions applicable to Restricted Stock). No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the person exercising such option has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 15.1 of the Plan.

(f)    Transferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that (i) there may be no consideration for any such transfer (other than the receipt of or interest in a family partnership or limited liability company), (ii) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 6.4(f), and (iii) subsequent transfers of transferred options shall be prohibited except those in accordance with Section 6.4(i). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6.4(g), (h) and (i) hereof, and the tax withholding obligations of Section 15.3 shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in Sections 6(g), (h), and (i). The Company shall not be obligated to notify Permitted Transferee(s) of the expiration or termination of any option. Further, all Options shall be exercisable during the Participant's lifetime only by such Participant and, in the case of a Nonqualified Stock Option, by a Permitted Transferee. The designation of a person entitled to exercise an Option after a person's death will not be deemed a transfer.

Herman Miller, Inc., and Subsidiaries 55

(g)    Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Article 11 is applicable shall terminate upon expiration of such exercise period.

(h)    Purchase and Settlement Provisions. The Committee may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In addition, if an Award Agreement so provides at the Award Date or is thereafter amended to so provide, the Committee may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an Option, in an amount not greater than the Fair Market Value of the shares that is in excess of the aggregate Option Price, take the form of Performance Shares or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

ARTICLE 7
STOCK APPRECIATION RIGHTS

7.1    Awards of Stock Appreciation Rights or "SARs." A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one (1) share of Common Stock on the date of exercise over (b) the per-share exercise price of such SAR (the "SAR Price") as determined by the Committee. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Award Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Common Stock on the Award Date of such SAR.
7.2    Terms of SARs. Stock Appreciation Rights granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:
(a)    Participant's Agreement. Each Participant who is an employee shall agree to remain in the continuous employ of the Company for a period of at least twelve (12) months from the Award Date or until Retirement, if Retirement occurs prior to twelve (12) months from the date of the Award.
(b)    SAR Price. The SAR Price per share of Common Stock shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value of one (1) share of Common Stock on the Award Date.
(c)    Term. The term of each SAR shall be fixed by the Committee, but no SAR shall be exercisable more than ten (10) years after the date the SAR is granted.
(d)    Exercisability and Settlement. The Committee shall determine, on the Award Date, the time or times at which and the circumstances under which a SAR may be exercised, in whole or in part (including based on the achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Termination of Employment or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Common Stock shall be delivered or deemed to be delivered to a Participant, regardless of whether a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR. Notwithstanding the foregoing, except as provided in Article 11 and Article 14, (i) no SAR shall be exercisable either in whole or in part prior to the first anniversary of the Award Date, and (ii) SARs that vest solely by the passage of time shall not vest in full in less than three (3) years from the Award Date (but may vest pro rata during such period).
7.3    Transferability. SARs shall be subject to the transfer conditions of Options set forth in Section 6.4(f) above.
ARTICLE 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1    Awards of Restricted Stock and Restricted Stock Units. Shares of Restricted Stock and Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the time or times at which, grants of Restricted Stock or Restricted Stock Units will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof (a "Restriction Period"), and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock or Restricted Stock Units upon the achievement of specific business objectives, measurements of individual or business unit or Company performances, or such other factors as the Committee may determine. The provisions of Restricted Stock or Restricted Stock Unit Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years. Notwithstanding the foregoing, and except for Awards of Restricted Stock or Restricted Stock Units granted to non-Employee Directors or Consultants or as provided in Article 11 and Article 14: (a) Restricted Stock and Restricted Stock Units that vest solely by the passage of time shall not vest in full in less than three

56 2014 Proxy Statement

(3) years from the Award Date (but may vest pro-rata during such period), and (b) Restricted Stock and Restricted Stock Units that vest upon the achievement of performance goals shall not vest, in full, in less than one (1) year from the Award Date.

8.2    Awards and Certificates. A prospective Participant selected to receive a Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)    Acceptance. Awards under this Article 8 must be accepted within a period of thirty (30) days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock or Restricted Stock Units.

(b)    Legend for Restricted Stock Awards. To the extent that ownership of Restricted Stock is evidenced by a book-entry registration or a similar registration, such registration shall be notated to evidence that restrictions imposed on such Award of Restricted Stock under this Plan and the applicable Award Agreement. If the Company issues, in the name of the Participant to whom the Restricted Stock has been granted, a stock certificate in respect of such shares of Restricted Stock such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2011 Herman Miller, Inc. Long-Term Incentive Plan and related Award Agreement entered into between the registered owner and the Company, dated . Copies of such Plan and Agreement are on file in the offices of the Company, 855 East Main Avenue, Zeeland, Michigan 49464."

(c)    Custody. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3    Rights of Holders of Restricted Stock. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. Unless the Committee otherwise provides in an Award Agreement, dividends paid on Restricted Stock which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Restricted Stock are achieved. All stock distributions, if any, received by a Participant with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the vesting conditions and restrictions applicable to such Restricted Stock.
8.4    Rights of Holders of Restricted Stock Units. Holders of Restricted Stock Units shall have no rights as shareholders of the Company, including the right to receive cash or dividend payments or distributions attributable to the shares of Common Stock subject to such Restricted Stock Units, or to direct the voting of the shares of Common Stock subject to such Restricted Stock Units. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding shares of Common Stock, a cash payment for each such Restricted Stock Unit which is equal to the per-share dividend paid on such shares of Common Stock. Such Award Agreement also may provide that a cash payment shall be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Common Stock on the date that such cash dividend is paid. Such cash payments paid in connection with Restricted Stock Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Restricted Stock Units are achieved. A holder of Restricted Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Restricted Stock Units shall represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
8.5    Delivery of Shares. Upon the expiration or termination of the Restriction Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Stock or Restricted Stock Units settled in shares of Common Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book entry or direct registration or a share certificate evidencing ownership of such shares of Common Stock shall be issued, free of all such restrictions, to the Participant or such Participant's beneficiary or estate, as the case may be.

Herman Miller, Inc., and Subsidiaries 57

ARTICLE 9
PERFORMANCE-BASED AWARDS

9.1    Performance-Based Awards. The Committee, at any time, and from time to time, may grant Performance-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine. Each grant of a Performance-Based Award shall have an initial value or target number of shares of Common Stock that is established by the Committee at the time of grant. The Committee shall establish (a) performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares subject to a Performance-Based Award that will be paid out to the Participant, and (b) the Performance Period, which shall mean the period of time during which the performance goals must be achieved in order to determine the degree of payout after vesting with respect to any such Performance-Based Award. Except as provided in Article 11 and Article 13, the Performance Period may not be less than one (1) year from the applicable Award Date.

9.2    Form of Payment and Timing of Performance-Based Awards. Payment of earned Performance-Based Awards shall be as determined by the Committee and as evidenced in the applicable Award Agreement. Earned Performance-Based Awards may be paid in shares of Common Stock and shall be payable, to the extent earned, at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals have been achieved. Any shares of Common Stock paid out under such Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement.

9.3    Performance-Based Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Participant should constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Award shall be contingent upon the achievement of pre-established performance goals and other terms set forth in this Section 9.3.

(a)    Performance Goals Generally. The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee, consistent with this Section 9.3. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. The Committee may determine that such Awards shall be granted, exercised and/or settled upon the achievement of any single performance goal or that two (2) or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted among Participants.

(b)    Performance Measures. The performance goals for Performance-Based Awards to a Covered Employee which are intended to qualify as qualified performance-based compensation, shall be limited to the following "Performance Measures," with or without adjustment:

(1)    adjusted earnings;
(2)    return on equity (which includes adjusted return on equity);
(3)    earnings per share growth (which includes adjusted earnings per share growth);
(4)    basic earnings per common share;
(5)    diluted earnings per common share;
(6)    adjusted earnings per common share;
(7)    net income;
(8)    adjusted earnings before interest and taxes;
(9)    earnings before interest, taxes, depreciation and amortization;
(10)    operating cash flow;
(11)    EVA® performance under the Company's EVA® Management System Technical Manual;
(12)    operations and maintenance expense;
(13)    total shareholder return;
(14)    operating income;
(15)    strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, new growth opportunities, market penetrations, and goals relating to the acquisitions or divestitures, or goals relating to capital-raising and capital management.
(16)    common share price; and
(17)    any combination of the foregoing.

The Committee also shall have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of the Performance Measures specified in this Article 9.

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(c)    Evaluation of Performance. The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) a Change in Control; (b) a declaration and distribution of stock dividends or stock splits; (c) mergers, consolidations or reorganizations; (d) acquisitions or dispositions of material business units; (e) extraordinary, non-core, non-operating or non-recurring items; (f) infrequently occurring or extraordinary gains or losses; and (g) any restructuring. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as performance-based compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

(d)    Adjustment of Performance-Based Compensation. The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Section 162(m) of the Code for deductibility. In the event that applicable laws or regulations change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Section 162(m) of the Code.

(e)    Status of Awards Under Section 162(m). It is the intent of the Company that Awards under Section 9.3 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. Accordingly, the terms of Section 9.3, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code. If any provision of the Plan or any Award Agreement does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirement.

ARTICLE 10
OTHER STOCK-BASED AWARDS

10.1    Other Awards. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards"), may be granted either alone or in addition to other Awards under this Plan. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

10.2    Terms and Conditions. Other Stock-Based Awards made pursuant to this Article 9 shall be set forth in an Award Agreement and shall be subject to the following terms and conditions:

(a)    Nontransferability. Subject to the provisions of this Plan and the Award Agreement, shares of Common Stock subject to Awards made under this Article 10 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)    Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of this Plan and the Award Agreement, the recipient of an Award under this Article 10 shall be entitled to receive on a deferred stock basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the Award.

(c)    Vesting. Any Award under this Article 10 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d)    Waiver of Limitation. In the event of the Participant's Disability or death, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 10.

(e)    Price. Common Stock issued or sold under this Article 10 may be issued or sold for no cash consideration or such consideration as the Committee shall determine and specify in the Award Agreement.

Herman Miller, Inc., and Subsidiaries 59

ARTICLE 11
TREATMENT OF AWARDS UPON AND SUBSEQUENT TO
TERMINATION OF SERVICE

11.1    Termination of Service for Reasons other than Retirement, Disability or Death. Except as otherwise provided by the Committee and as set forth in the Award Agreement, upon Termination of Service for any reason other than Retirement or on account of Disability or death, Awards under this Plan shall be treated as follows:

(a)    Options and SAR's. Each Option and SAR held by the Participant shall, to the extent rights to purchase shares under such Option and/or SAR have vested at the date of such Termination of Service shall not have been fully exercised, be exercisable, in whole or in part, at any time and within a period of three (3) months following Termination of Service, subject to prior expiration of the term of such Option and/or SAR.

(b)    Restricted Stock and Restricted Stock Units. Any shares of Restricted Stock or Restricted Stock Units held by the Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.

(c)    Performance-Based Awards. Any Performance-Based Awards held by the Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.

11.2    Termination of Service for Disability. Except as otherwise provided by the Committee and as set forth in the Award Agreement, upon Termination of Service by reason of Disability, Awards under this Plan shall be treated as follows:

(a)    Options and SAR's. Each Option and SAR held by the Participant shall, to the extent rights to purchase shares under such Option and/or SAR have vested at the date of such Termination of Service and shall not have been fully exercised, be exercisable in whole or in part, for a period of five (5) years following such Termination of Service, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Participant dies after Disability, the Participant's Options and/or SAR's shall be exercisable in accordance with Section 11.4 below.

(b)    Restricted Stock and Restricted Stock Units. Any shares of Restricted Stock or Restricted Stock Units held by a Participant as of the date of his or her Disability shall become immediately vested as of such date.

(c)    Performance Shares. The number of shares subject to a Participant's Performance-Based Award shall be determined by multiplying the number of shares subject to that Award by a fraction, the numerator of which shall be the number of full calendar months of employment service subsequent to the Award Date, and the denominator of which shall be the number of full calendar months during the Performance Period. The Participant's actual number of shares subject to the Award shall vest, in full, at the end of the Performance Period.

11.3    Termination of Service for Retirement. Except as otherwise provided by the Committee and as set forth in the Award Agreement, upon Termination of Service by reason of Retirement, Awards under this Plan shall be treated as follows:

(a)    Options and SAR's. Each Option and SAR held by the Participant for a period of less than twelve (12) consecutive months after the Award Date shall be deemed vested by multiplying the number of shares subject to the Award by a fraction, the numerator of which is the number of full calendar months of employment or service subsequent to the date of the Award, and the denominator of which is twelve (12). Conditioned upon Participant's compliance with the noncompete covenant set forth in the Award Agreement, each Option and SAR held by the Participant for a period of twelve (12) consecutive months or greater after the Award Date shall continue to vest in accordance with the stated vesting period, provided that such period not exceed five (5) years from the Participant's Termination of Service. Conditioned upon Participant's compliance with the noncompete covenant set forth in the Award Agreement, the Participant shall have the right to exercise such Option and/or SAR, to the extent vested, following the expiration of the noncompete covenant and prior to the fifth (5th) anniversary of the Participant's Termination of Service, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Participant dies after such Retirement, the Participant's Options and/or SAR's shall be exercisable in accordance with Section 11.4 below.

(b)    Restricted Stock and Restricted Stock Units. Any shares of Restricted Stock or Restricted Stock Units held by the Participant for a period of less than twelve (12) consecutive months after the Award Date shall be deemed vested by multiplying the number of shares subject to the Award by a fraction, the numerator of which is the number of full calendar months of employment or service subsequent to the date of the Award, and the denominator of which is twelve (12). Any shares of Restricted Stock or Restricted Stock Units held by the Participant for a period of twelve (12) consecutive months or greater after the Award Date shall be deemed vested in full. Conditioned upon Participant's compliance with the noncompete covenant set forth in the Award Agreement,

60 2014 Proxy Statement

the shares subject to the Restricted Stock or Restricted Stock Units shall be distributable to the Participant following the expiration of the noncompete covenant.

(c)    Performance-Based Awards. The number of shares subject to a Participant's Performance-Based Award shall be determined by multiplying the number of shares subject to that Award by a fraction, the numerator of which shall be the number of full calendar months of employment or service subsequent to the Award Date and the denominator of which is twelve (12). Condition upon Participant's compliance with the noncompete covenant set forth in the Award Agreement, the Participant's actual number of shares subject to the Award shall vest, in full, at the end of the later of the Performance Period or the expiration of the noncompete covenant.

11.4    Termination of Service for Death. Except as otherwise provided by the Committee and as set forth in the Award Agreement, upon Termination of Service due to death, Awards under this Plan, shall be treated as follows:

(a)    Options and SAR's. Each Option and SAR held by the Participant shall, to the extent rights to purchase shares under such Option and/or SAR have vested at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative or the estate of the Participant, or Permitted Transferee or by any person or persons who shall have acquired the Option directly from the Participant or Permitted Transferee by bequest or inheritance, only under the following circumstances and during the following periods: (i) if the Participant dies while employed by the Company, at any time within five (5) years after the date of death, or (ii) if the Participant dies during the extended exercise period following Termination of Service specified in Sections 11.2 and 11.3, at any time within the longer of such extended period or one (1) year after death, subject, however, in any case, to the prior expiration of the term of the Option and/or SAR and any other limitation on the exercise of such Option and/or SAR in effect at the date of exercise.

(b)    Restricted Stock and Restricted Stock Units. Any shares of Restricted Stock or Restricted Stock Units held by the Participant at the date of death while employed by or in the service of the Company shall become immediately vested as of the date of death.

(c)    Performance-Based Awards. The number of shares subject to a Participant's Performance-Based Award shall be determined by multiplying the number of shares subject to that Award by a fraction, the numerator of which shall be the number of full calendar months of employment or service subsequent to the date of death, and the denominator of which shall be the number of full calendar months during the Performance Period. The Participant's actual number of shares subject to the Award shall vest, in full, at the end of the Performance Period.

ARTICLE 12
TERMINATION OR AMENDMENT OF THE PLAN

The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Article 14); (ii) change the definition of employees eligible to receive Awards under this Plan; or (iii) otherwise materially increase the benefits to Participants under the Plan. The Committee may amend the terms of any Award previously granted, prospectively or retroactively, but, subject to Article 14, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant's consent. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

ARTICLE 13
UNFUNDED PLAN

This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Herman Miller, Inc., and Subsidiaries 61

ARTICLE 14
ADJUSTMENT PROVISIONS

14.1    Antidilution. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Common Stock effected without receipt of consideration by the Company, the number and kinds of shares of stock for which grants of Awards may be made under the Plan, including the share limits set forth in Article 4, shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Participant in such Award immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. Notwithstanding the foregoing, in the event of any distribution to the Company's shareholders of securities of any other entity or other asset (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding Stock Appreciation Rights as required to reflect such distribution.

14.2    Reorganization in Which the Company is the Surviving Entity Which Does Not Constitute a Change in Control. If the Company is the surviving entity in any reorganization, merger or consolidation of the Company with one or more entities which does not constitute a Change in Control, any Option, SAR, Restricted Stock or Restricted Stock Unit granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option, SAR, Restricted Stock or Restricted Stock Unit would have been entitled immediately following such transaction, with a corresponding, proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Common Stock remaining subject to the Option or SAR as in effect immediately prior to such transaction. Subject to the contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Participant as a result of such transaction. In the event of any transaction referred to in this Section 14.2, Performance-Based Awards shall be adjusted (including any adjustment to the performance goals or Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Common Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such transaction.

In connection with a transaction under this Section 14.2 or transaction involving the acquisition by the Company of the equity interests of another enterprise, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of shares of Common Stock available for issuance under the Plan pursuant to Section 4.1 shall be increased by the number of shares of Common Stock subject to any such assumed awards and substitute awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of Plan Shares otherwise available for issuance under the Plan, subject to applicable rules of NASDAQ or of any stock exchange on which the Common Stock is listed.

14.3    Change in Control in Which Awards Are Not Assumed. Except as otherwise provided in the applicable Award Agreement, upon the occurrence of a Change in Control in which outstanding Awards are not being assumed or continued, the following provisions shall apply to such Awards:

(a)    For Awards other than Performance-Based Awards,

(i)    all outstanding Restricted Stock and Restricted Stock Units shall be deemed to have vested and the shares of Common Stock subject thereto shall be delivered immediately prior to the occurrence of such Change in Control, and fifteen (15) days prior to the scheduled consummation of such Change in Control, all outstanding Options and SARs shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days; or

(ii)    the Committee may elect, in its sole discretion, to cancel any outstanding awards of Options, SARs, Restricted Stock and Restricted Stock Units and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock and Restricted Stock Units (for shares of Common Stock subject thereto) equal to the formula or fixed price per share paid or payable to holders of shares of Common Stock pursuant to such Change in Control and, in the case of Options or

62 2014 Proxy Statement

SARs, equal to the product of the number of shares of Common Stock subject to such Options or SARs (the "Award Stock") multiplied by the amount, if any, by which (x) the formula or fixed price per share paid or payable to holders of shares of Common Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Stock.

(b)    For Performance-Based Awards, if less than half of the Performance Period has lapsed, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares assuming target performance has been achieved (or into Unrestricted Stock if no further restrictions apply). If at least half the Performance Period has lapsed, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares based on actual performance to date (or into Unrestricted Stock if no further restrictions apply). If actual performance is not determinable, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares assuming target performance has been achieved, based on the discretion of the Committee (or into Unrestricted Stock if no further restrictions apply).

(c)    Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Company's establishment of an exercise window, (a) any exercise of an Option or SAR during the fifteen (15)-day period referred above shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and (B) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that shall result in such termination to all Participants or Permitted Transferees who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

14.4    Change in Control in which Awards are Assumed or the Company is the Surviving Entity. If a Change in Control occurs and the Company is the surviving entity and any adjustments necessary to preserve the intrinsic value of the Participant's outstanding Awards have been made, or the Company's successor at the time of the Change in Control irrevocably assumes the Company's obligations under this Plan or replaces the Participants' outstanding Awards having substantially the same intrinsic value and having terms and conditions no less favorable to the Participant than those applicable to the Participants' Awards immediately prior to the Change in Control, then such Awards or their replacement awards shall become immediately exercisable, in full, only if within two years after the Change in Control the Participant's employment:

(a)    is terminated without Cause;

(b)    terminates with "Good Reason"; or

(c)    terminates under circumstances that entitle the Participant to accelerated exercisability under any individual employment agreement between the Participant and the Company, a Subsidiary, or any successor thereof.

14.5    Adjustments by Committee. Any adjustments pursuant to this Article 13 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

ARTICLE 15
GENERAL PROVISIONS

15.1    Legend. The Committee may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.2    No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

Herman Miller, Inc., and Subsidiaries 63

15.3    Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the "Tax Date" up to the amount of the withholding tax obligation; or (c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, up to the amount of the withholding tax obligation. The "Tax Date" shall be the date that the amount of tax to be withheld is determined.

15.4    No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically transfer, provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

15.5    Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

15.6    Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

15.7    Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

15.8    Section 409A of the Code. The Company intends to administer this Plan in order to comply with Section 409A of the Code, or an exemption to Section 409A of the Code, with regard to Awards that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code. To the extent that the Company determines that a Participant would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A of the Code as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

64 2014 Proxy Statement